COMPOSITE CONFORMED COPY



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                   STOCK PURCHASE AGREEMENT


                           between


                    COBE LABORATORIES, INC.


                             and


                     REN CORPORATION-USA


                         As Amended





------------------------------------------------------------------------

                              (i)



                       TABLE OF CONTENTS
                       -----------------



Section                                                  Page
-------                                                  ----
                           ARTICLE I
                          DEFINITIONS

1.01     Definitions .................................    1

                          ARTICLE II
                  PURCHASE AND SALE OF SHARES;
                           CLOSING


2.01  Authorization, Purchase and
         Sale of Shares ...........................        7
2.02  Closing .....................................        7


                          ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01  Organization and Qualification;
         Subsidiaries .............................        8
3.02  Charter of Incorporation and By-Laws ........        8
3.03  Capitalization ..............................        9
3.04  Authority Relative to This Agreement ........       10
3.05  No Conflict; Required Filings and
        Consents ..................................       10
3.06  Common Stock ................................       11
3.07  Compliance with Laws ........................       12
3.08  SEC Filings; Financial Statements ...........       12
3.09  Absence of Certain Changes, Events
        and Conditions ............................       13
3.10  Employee Benefit Plans ......................       14
3.11  Owned Real Property; Leased Real Property....       17
3.12  Intellectual Property Rights ................       17
3.13  Environmental Matters .......................       17
3.14  Litigation ..................................       19
3.15  Insurance ...................................       19
3.16  Agreements ..................................       19
3.17  Licenses and Permits ........................       19

                               (ii)



Section                                                 Page
-------                                                 ----

3.18  Private Offering ............................       20
3.19  Brokers .....................................       20


                           ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF
                        THE PURCHASER

4.01  Corporate Organization ......................       20
4.02  Authority Relative to This Agreement ........       20
4.03  No Conflict; Required Filings and Consents...       21
4.04  Funds .......................................       22
4.05  Securities Act ..............................       22
4.06  Brokers .....................................       23
4.07  Business of the Purchaser's Affiliates ......       23

                          ARTICLE V
                    ADDITIONAL AGREEMENTS

5.01  Conduct of Business by the Company
        Pending the Closing .......................       23
5.02  Required Bank Amendment .....................       23
5.03  Access to Information .......................       24
5.04  Notification of Certain Matters .............       24
5.05  Further Action; Reasonable Efforts ..........       25
5.06  Public Announcements ........................       25
5.07  Registration Rights .........................       25
5.08  Board Representation; Committees ............       25
5.09  Legend ......................................       26
5.10  Purchaser's Preemptive Right ................       26
5.11  Standstill Agreement ........................       28
5.12  Non-Competition; Disclosure of
         Opportunities ............................       29
5.13  Supply Agreement ............................       29
5.14  Shareholder Approval ........................       31
5.15  The Company's Right of First Offer ..........       32

                     ARTICLE VI
              CONDITIONS TO THE CLOSING

6.01  Conditions to Obligations of the Purchaser...       32
6.02  Conditions to Obligations of the Company ....       35

                              (iii)

Section                                                  Page
-------                                                  ----


                          ARTICLE VII
                        INDEMNIFICATION


7.01   Survival of Representations and Warranties....    35
7.02   Indemnification by the Company................    36
7.03   Indemnification by the Purchaser..............    36
7.04   Materiality...................................    36
7.05   Time Period; Dollar Threshold.................    36
7.06   Notice and Defense............................    37


                           ARTICLE VIII
                 TERMINATION, AMENDMENT AND WAIVER

8.01   Termination...................................    37
8.02   Effect of Termination.........................    39
8.03   Amendment.....................................    39
8.04   Waiver........................................    39

                          ARTICLE IX
                      GENERAL PROVISIONS

9.01   Notices.......................................    39
9.02   Entire Agreement; Assignment..................    40
9.03   Parties in Interest...........................    40
9.04   Governing Law.................................    40
9.05   Headings......................................    41
9.06   Counterparts..................................    41
9.07   Specific Performance..........................    41

EXHIBIT A   Summary of Terms of Convertible
            Redeemable Preferred Stock
EXHIBIT B   Contents of Opinion of Wyatt, Tarrant, Combs,
               Gilbert & Milan
EXHIBIT C   Contents of Opinion of Latham & Watkins
EXHIBIT D   Registration Rights
EXHIBIT E   Form of Shareholders' Agreement

DISCLOSURE SCHEDULE

               STOCK PURCHASE AGREEMENT (this "Agreement"), as
                                               ---------
amended, between REN CORPORATION-USA, a Tennessee corporation (the "Company"), and COBE LABORATORIES, INC., a Colorado
      -------
corporation (the "Purchaser").
                  ---------

                       W I T N E S S E T H:
                       - - - - - - - - - -

               WHEREAS, the Company desires to authorize, issue, and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as hereinafter defined).

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                            ARTICLE I

                          DEFINITIONS
                          -----------


               SECTION 1.01. Definitions. As used in this
                             -----------
Agreement, the following terms shall have the following meanings:

               "Affiliate" of a Person means a Person that directly
                ---------
or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

               "Bankruptcy Proceeding" has the meaning specified in
                ---------------------
Section 6.01.

               "Board" means the Board of Directors of the Company.
                -----

               "Business" has the meaning specified in Section 5.12.
                --------

               "Business Day" means any day other than a Saturday,
                ------------
Sunday, or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time.

               "By-Laws" means the Restated By-Laws of the Company,
                -------
as amended through the date hereof.

               "CERCLA" has the meaning specified in the definition
                ------
of "Environmental Laws".

               "CERCLIS" means the Comprehensive Environmental
                -------
Responsive, Compensation and Liability Information System, 42
U.S.C. Sec. 9616(a).

               "Charter of Incorporation" means the Restated
                ------------------------
Charter of Incorporation of the Company, as amended through the date hereof.

               "Closing" means the completion of the transactions
                -------
specified herein relating to the purchase and sale of the Shares as contemplated by Section 2.01 hereof.

               "Closing Date" means the date on which the Closing
                ------------
shall occur.

               "Code" means the Internal Revenue Code of 1986, as
                ----
amended, together with the rules and regulations promulgated thereunder.

               "Common Stock" means the common shares of the
                ------------
Company, no par value.

               "Company" means REN Corporation-USA, a Tennessee
                -------
corporation.

               "Company Loss" has the meaning specified in
                ------------
Section 7.03.

               "Control" (including the terms "controlled by" and
                -------                        -------------
"under common control with") means the possession, directly
 -------------------------
or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

               "Disclosure Schedule" means the Disclosure Schedule
                -------------------
dated as of the date hereof delivered to the Purchaser by the Company and forming a part of this Agreement.

               "Encumbrance" means any security interest, pledge,
                -----------
mortgage, lien (including environmental liens), charge, adverse claim or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding such Encumbrances which, taken as a whole, would not have a Material Adverse Effect.

               "Environmental Laws" means any federal, state or
                ------------------
local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, relating to:

        (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants,
Hazardous Substances, materials containing Hazardous
Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

        (b) the use, treatment, storage, disposal,
handling, manufacturing, transportation, or shipment of
Hazardous Substances, materials containing Hazardous
Substances or hazardous and/or toxic wastes, material,
products or by-products (or of equipment or apparatus
containing Hazardous Substances) as defined in or
regulated under the following statutes and their
implementing regulations: the Hazardous Materials
Transportation Act, 49 U.S.C. Sec. 1801 et seq., the
                                        -- ---
Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901
et seq., the Comprehensive Environmental Response,
-- ---
Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq.
                                                    -- ---
("CERCLA"), The Clean Water Act, 33 U.S.C. Sec. 1251 et
  ------                                             --
seq., The Clean Air Act, 42 U.S.C. Sec. 7401 et seq.,
---                                          -- ---
and/or the Toxic Substances Control Act, 15 U.S.C.
Sec. 2601 et seq., each as amended from time to time; or
          -- ---

        (c) otherwise relating to pollution or the protection of human health or the environment.

               "ERISA" means the Employee Retirement Income
                -----
Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

               "Exchange Act" means the Securities Exchange Act of
                ------------
1934, as amended, together with the rules and regulations promulgated thereunder.

               "Existing Regions" has the meaning specified in
                ----------------
Section 5.12(a).

               "First Union" means First Union National Bank of
                -----------
North Carolina, a national banking association under the laws of the United States.

               "First Union Loan Aqreement" means the amended and
                --------------------------
restated loan agreement dated as of March 18, 1990 between the Company and First Union, as such agreement has been amended, supplemented, restated or otherwise modified from time to time, together with any notes, security pledge, guaranty or other ancillary agreements executed pursuant thereto.

               "GAAP" means U.S. generally accepted accounting
                ----
principles and practices in effect from time to time applied consistently throughout the periods involved.

               "Hazardous Substances" means (a) hazardous
                --------------------
materials, hazardous wastes and hazardous substances as defined or regulated under any Environmental Laws, (b) any mixtures, blends, compounds or liquids containing any hazardous substances in any proportions, (c) petroleum and petroleum products including crude oil and any fractions thereof, (d) asbestos and/or any material which contains any hydrated mineral silicates, whether friable or non-friable,
(e) PCBs, or PCB-containing materials or fluids, (f) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste, and
(g) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring or remediation.

               "Identified Regions" has the meaning specified in
                ------------------
Section 5.12(a).

               "Intellectual Property" has the meaning specified in
                ---------------------
Section 3.12.

               "IRS" means the United States Internal Revenue
                ---
Service.

               "Leased Real Property" means the real property
                --------------------
leased by the Company or its Subsidiaries, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

               "Liabilities" means any and all debts, liabilities
                -----------
and obligations, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation, or order by a governmental authority and those arising under any contract, agreement, commitment or undertaking.

               "Loss" has the meaning specified in Section 8.03.
                ----

               "March Balance Sheet" means the balance sheet dated
                -------------------
as of March 31, 1991 included in the March Financial
Statements.

               "March Financial Statements" has the meaning
                --------------------------
specified in Section 3.08(c).

               "Material Adverse Effect" means any circumstance,
                -----------------------
change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, Liabilities, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

               "1990 Balance Sheet" means the audited balance sheet
                ------------------
of the Company dated December 31, 1990.

               "Other Regions" has the meaning specified in
                -------------
Section 5.12(b).

               "Owned Real Property" means the real property owned
                -------------------
by the Company or its Subsidiaries, together with all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

               "Person" means an individual, corporation,
                ------
partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

               "Preferred Stock" means the shares of preferred
                ---------------
stock of the Company, which shall have the rights and terms set forth in Exhibit A hereto.

               "Purchase Agreement" shall mean this agreement, as
                ------------------
amended by the letter agreement dated as of May 24, 1991 between the Company and the Purchaser.

               "Purchase Price" has the meaning specified in
                --------------
Section 2.01.

               "Purchaser Loss" has the meaning specified in
                --------------
Section 7.02.

               "Purchaser's Directors" has the meaning specified in
                ---------------------
Section 5.08.

               "Quarterly Date" has the meaning specified in
                --------------
Section 6.14(e).

               "Real Property" means the Leased Real Property and
                -------------
the Owned Real Property.

               "Representation Period" has the meaning specified in
                ---------------------
Section 5.08(a).

               "Required Bank Amendment" means the amendment in
                -----------------------
form and substance satisfactory to the Purchaser and the Company to the First Union Loan Agreement contemplated by and on terms substantially consistent with the terms set forth in the term sheet delivered by the Purchaser to the Company on the date hereof.

               "Restricted Period" has the meaning specified in
                -----------------
Section 5.11(a).

               "SEC" means the Securities and Exchange Commission.
                ---

               "SEC Reports" means all forms, reports and documents
                -----------
required to be filed by the Company with the SEC since
November 28, 1989, including, without limitation, (i) the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1989 and 1990 and (ii) all other reports or registrations filed by the Company with the SEC since
November 28, 1989.

               "Securities Act" means the Securities Act of 1933,
                --------------
as amended, together with the rules and regulations promulgated thereunder.

               "Shares" has the meaning specified in Section 2.01.
                ------

               "Shareholders' Agreement" has the meaning specified
                -----------------------
in Section 5.11.

               "Stock Option Plan" means the 1988 nonqualified
                -----------------
stock option plan, as amended through the date of this Agreement, of the Company.

               "Subscription Notice" has the meaning specified in
                -------------------
Section 5.10(a).

               "Subsidiary" or "Subsidiaries" means any
                ----------      ------------
corporation, partnership, joint venture or other legal entity of which the Company or any other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               "Tax" or "Taxes" means all income, gross receipts,
                ---      -----
sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

               "Total Voting Power" means the combined voting power
                ------------------
of all the Voting Securities.

               "Voting Securities" means any shares of any class of
                -----------------
capital stock of the Company entitled to vote generally in the election of directors.

                            ARTICLE II

               PURCHASE AND SALE OF SHARES; CLOSING
               ------------------------------------

               SECTION 2.01. Authorization, Purchase and Sale of
                             -----------------------------------
Shares. Upon the terms and subject to the conditions set
------
forth herein, at the Closing, the Company shall authorize,
issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) 2,204,495 shares of Common
Stock and (ii) 462,172 shares of Preferred Stock (such shares of Common Stock and Preferred Stock being herein the
"Shares") for an aggregate purchase price of $12,000,000 (the
 ------
"Purchase Price").
 --------------

               SECTION 2.02. Closing. (a) The Closing of the
                             -------
purchase and sale shall take place within three Business Days of the satisfaction of the conditions set forth herein at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or at such other time and place as the Company and the Purchaser may mutually agree in writing.

               (b) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser: (i) stock certificates evidencing the Shares registered in the name of the Purchaser (or its designee); (ii) the certificate referred to in Section 6.01(c); (iii) the legal opinions referred to in Section 6.01(h); (iv) a receipt for the Purchase Price and (v) such other documents as the Purchaser shall reasonably request.

               (c) At the Closing, the Purchaser shall deliver to the Seller: (i) the Purchase Price, by wire transfer, to an account or accounts designated by the Company at least two
Business Days prior to the Closing Date; (ii) the certificate referred to in Section 6.02(a); (iii) a receipt for the Shares and (iv) such other documents as the Company shall reasonably request.

                          ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          ---------------------------------------------

               The Company represents and warrants to the Purchaser

that:

               SECTION 3.01. Organization and Qualification;
                             -------------------------------
Subsidiaries.  The Company and each of its Subsidiaries is a
------------
corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and have the requisite corporate power and authority to own, lease and operate their properties and carry on their business in all material respects as presently owned or conducted. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect. Schedule 3.01 of the Disclosure Schedule sets forth a complete and correct list of each of the Subsidiaries of the Company.

               SECTION 3.02. Charter of Incorporation and
                             ----------------------------
By-Laws.  The Company has heretofore furnished to the
-------
Purchaser a complete and correct copy of the Charter of

Incorporation and the By-Laws, each as amended to date, each of which is in full force and effect. The Company is not in violation of any of the provisions of the Charter of Incorporation or By-Laws, and its Subsidiaries are not in violation of any of the provisions of their charters of incorporation, by-laws or equivalent organizational documents, except where such violation would not, taken as a whole, have a Material Adverse Effect.

               SECTION 3.03. Capitalization. (a) The authorized
                             --------------
capital stock of the Company consists of (x) 10,000,000 shares of Preferred Stock of which none is issued, outstanding or reserved for issuance and (y) 60,000,000 shares of Common Stock, of which (i) 8,835,502 shares of Common Stock are issued and outstanding, (ii) 0 shares of Common Stock are held in the treasury of the Company, (iii) an aggregate of 251,325 shares of Common Stock are subject to outstanding options, and 500,000 shares are reserved for issuance, pursuant to the Company's Stock Option Plan, (iv) an aggregate of 331,838 shares of Common Stock are subject to outstanding promissory notes that are convertible into shares of Common Stock, (v) 180,000 shares of Common Stock are held in escrow on behalf of the Company and certain shareholders in connection with a settlement of a claim arising from an acquisition of a treatment center in Douglas, Georgia, and
(vi) an aggregate of 96,700 shares of Common Stock are subject to outstanding warrants that are convertible into shares of Common Stock.

               (b) Except as set forth in this Section 3.03 or in
Schedule 3.03(b) of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. Except as set forth in Schedule 3.03(b) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock of the Company or any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by the Company, directly or indirectly, free and clear of all Encumbrances except as set forth in
Schedule 3.03(b) of the Disclosure Schedule and for any

Encumbrances incurred pursuant to the First Union Loan
Agreement and Encumbrances for taxes not yet due and payable.

               (c) Except as set forth on Schedule 3.03(c) of the Disclosure Schedule and as set forth herein, the Company is not party to any agreement granting registration rights to any Person with respect to any equity or debt securities of the Company.

               SECTION 3.04. Authority Relative to This
                             --------------------------
Agreement.  The Company has all necessary corporate power and
---------
authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser and payment for the Shares as contemplated by this Agreement, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to the extent that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution under Section 5.07 may be limited by Federal or state securities laws).

               SECTION 3.05. No Conflict; Required Filings and
                             ---------------------------------
Consents. (a) Assuming the satisfaction of the conditions
--------
set forth in Article VI hereof, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement (including, without limitation, the consummation of the transactions contemplated hereunder and the conversion or redemption, if any, of the Preferred Stock) will not, (i) conflict with or violate the Charter of Incorporation or By-Laws, (ii) conflict with or violate the charters of incorporation or by-laws or equivalent organizational documents of any of the Company's

Subsidiaries, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or
(iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii), (iii) and (iv) above for such conflicts which would not, taken as a whole, have a Material Adverse Effect.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company (including, without limitation, the consummation of the transactions hereunder and the conversion or redemption, if any, of the Preferred Stock) will not, require any consent, approval, authorization or permit of, or filing (other than filings, if any, required on Form 8-K with the SEC) with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company or any of its Subsidiaries.

               SECTION 3.06. Common Stock; Preferred Stock.
                             -----------------------------
Assuming all conditions set forth in Article VI are satisfied, following the consummation of the transactions hereunder, all shares of Common Stock and Preferred Stock subject to issuance pursuant to this Agreement (including, without limitation, the Common Stock issuable upon conversion of the Preferred Stock), upon such issuance against payment for such shares of Common Stock as contemplated by this Agreement or upon conversion of the Preferred Stock, as the case may be, shall (i) be duly authorized, validly issued, fully paid and nonassessable and (ii) not be subject to any Encumbrances (other than those that may be incurred by the Purchaser). With respect to the shares of Common Stock, such shares shall have accorded to them full voting rights. With respect to the shares of Preferred Stock, such shares will be convertible into shares of Common Stock in accordance with the terms of the Preferred Stock. None of the Shares nor the shares of Common Stock issuable upon conversion of the

Preferred Stock are "Control Shares" as such term is defined in the Tennessee Business Corporation Act.

               SECTION 3.07. Compliance with Laws.  Except as set
                             --------------------
forth in Schedule 3.07 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in conflict with, or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of its or their respective properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.08. SEC Filings; Financial Statements.
                             ---------------------------------
(a) The Company has filed all forms, reports, statements and documents required to be filed with the SEC since
November 28, 1989, including, without limitation, the SEC Reports. The SEC Reports (i) were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities
Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP (except as may be indicated in the notes thereto), and each presents fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount.

               (c) Schedule 3.08(c) of the Disclosure Schedule hereto sets forth the unaudited consolidated balance sheet of the Company and its Subsidiaries and the unaudited statement of operations and statement of cash flows for the three-month period ended March 31, 1991 (the "March Financial
                                  ---------------

Statements").  The March Financial Statements have been
----------
prepared in accordance with GAAP (except as may be indicated in the notes thereto) and present fairly the financial condition of the Company and its consolidated Subsidiaries as of March 31, 1991 and the consolidated results of its operations and changes in cash flows for the three-month period ended March 31, 1991 except that the March Financial Statements are subject to normal or recurring year-end adjustments which are not expected to be material in amount.

               (d) Except as set forth in Schedule 3.08(d) of the Disclosure Schedule hereto and as and to the extent set forth on the March Financial Statements, including the notes thereto, neither the Company nor any of its Subsidiaries has any Liabilities, including, without limitation, liabilities for taxes which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP except for liabilities or obligations incurred in the ordinary course of business since March 31, 1991 which would not, taken as a whole, have a Material Adverse Effect.

               SECTION 3.09. Absence of Certain Changes, Events
                             ----------------------------------
and Conditions. (a) Since January 1, 1991, except as
--------------
disclosed in the March Financial Statements and in Schedule 3.09(a) of the Disclosure Schedule, there has not been any change having a Material Adverse Effect. Except as disclosed in Schedule 3.09(a) of the Disclosure Schedule, there are no conditions known to the Company existing, with respect to the markets, proposed marketing plans, products, facilities, existing and prospective technologies, capabilities or personnel, of the Company that reasonably would be expected to have a Material Adverse Effect.

               (b) Since January 1, 1991, the Company has been operated only in the ordinary course. As amplification and not limitation of the foregoing, except as disclosed in
Schedule 3.09(b) of the Disclosure Schedule and except as disclosed in the March Financial Statements, neither the Company nor any of its Subsidiaries has, since January 1, 1991:

        (i) made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by GAAP that are identified in
Schedule 3.09(b)(i) of the Disclosure Schedule;

       (ii) made any material changes in the customary methods of operations of the Company, including practices and policies relating to purchasing, inventory, marketing, selling or pricing;

     (iii) failed to maintain the Company's plant, property and equipment in good repair, ordinary wear and tear excepted;

       (iv) redeemed any of the Company's capital stock or declared, made or paid any dividends or distributions
(whether in cash, securities or property) to the Company's stockholders or otherwise with respect to the Common Stock;

        (v) issued or sold any of the Company's stock, notes, bonds or other securities, or any option or warrant to purchase the same;

      (vi) amended or restated the Company's Charter of Incorporation or By-Laws;

     (vii) merged with, been merged with, entered into a consolidation with or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any other entity or business of any other corporation, partnership, association or other business entity or any division thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice; or

    (viii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section
3.09(b), except for those contemplated by this Agreement and the Required Bank Amendment.

               SECTION 3.10. Employee Benefit Plans.
                             ----------------------
(a) Schedule 3.10(a) of the Disclosure Schedule sets forth
(i) all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, dental or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which the Company or any of its Subsidiaries is a party (including, without limitation, all medical director agreements and non competition agreements), with respect to which the Company or any of its Subsidiaries has any obligation (whether primary or secondary) or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any one of its Subsidiaries and (ii) each employee benefit plan for which the Company or one of its Subsidiaries could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or one of its Subsidiaries remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans"). Each Plan (other than a
                    -----
multiemployer plan, within the meaning of Section 3(37) or 40001(a)(3) of ERISA (a "Multiemployer Plan")) is in writing
                         ------------------
and, with respect to each such Plan, the Company has previously furnished or made available to the Purchaser a true and complete copy of each Plan and (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and any relevant summary of material modifications, (iii) the most recently filed IRS Form 5500,
(iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement, if applicable, in connection with each such Plan. Except as contemplated herein or as required by ERISA or the Code, the Company and its Subsidiaries have no express commitment (i) to create, incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any material contract or agreement to provide compensation or benefits to any individual or (iii) to modify or terminate any Plan.

               (b) None of the Plans is a Multiemployer Plan, or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or one of its Subsidiaries could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan") having a Material
             ----------------------
Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred any liability having a Material
Adverse Effect with respect to a withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to such liability. Except as set forth in Schedule 3.10(b) of the Disclosure Schedule, none of the Plans provides for the payment of material severance or similar-type benefits to any person and none of the Plans obligates the Company or any of its Subsidiaries to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code.

               (c) Except as set forth in Schedule 3.10(c) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, dental or life insurance benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries, or their beneficiaries.

               (d) Each Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS after 1985 providing that it is so qualified and each trust established in connection with any Plan (other than a Multiemployer Plan) that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS after 1985 providing that it is so exempt and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. None of the Plans (other than a Multiemployer Plan) is subject to the laws of any jurisdiction outside of the United States.

               (e) Neither the Company nor any of its Subsidiaries has engaged in any nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the
Code) with respect to any Plan. Neither the Company nor any of its Subsidiaries has incurred any liability having a Material Adverse Effect for any tax arising under Section
4971, 4972, 4979, 4980 or 4980B of the Code.  None of the
employees of the Company or its Subsidiaries currently participates in, or, within the five years preceding the date hereof, has participated in, a Plan (other than a Multiemployer Plan) subject to Title IV of ERISA or Section
412 of the Code, and neither the Company nor any of its Subsidiaries has incurred any liability having a Material
Adverse Effect under, arising out of or by operation of Title
IV of ERISA or Section 412 of the Code in connection with such Plan. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan (other than a Multiemployer Plan). None of the assets of the Company or its Subsidiaries is the subject of any lien having a Material Adverse Effect arising under
Section 302(f) of ERISA or Section 412(n) of the Code.
Neither the Company nor any of its Subsidiaries has been required to post any security having a Material Adverse
Effect under Section 307 of ERISA or Section 401(a)(29) of the Code.

               (f) Each Plan (other than a Multiemployer Plan) is now and has been operated in all material respects in accordance with the requirements of all applicable laws

(including, without limitation, ERISA and the Code) and with the requirements of the terms of such Plan. All employer contributions, premiums, payments or amounts required to be made, paid or accrued with respect to any Plan (other than a Multiemployer Plan) have been made, paid or accrued on or before their due dates.

               SECTION 3.11. Owned Real Property.  The Company has
                             -------------------
valid fee interests in all of its Owned Real Property and good and marketable title thereto, and such Owned Real
Property is owned by the Company or a Subsidiary free and clear of all Encumbrances except (i) as set forth on
Schedule 3.11 of the Disclosure Schedule, (ii) Encumbrances for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, (iii) Encumbrances to secure indebtedness incurred pursuant to the First Union
Credit Agreement and (iv) imperfections of title, easements, pledges, charges and encumbrances which do not interfere with the Company's ability to use the owned real property or which do not, individually or in the aggregate, have a Material
Adverse Effect.

               SECTION 3.12. Intellectual Property Rights.  Except
                             ----------------------------
as set forth in Schedule 3.12 of the Disclosure Schedule, the Company holds valid title to, or valid and subsisting licenses in, the patents, patent rights, trademarks, service marks, trademark rights, trade names, trade name rights, and registered copyrights owned or used by the Company or any of its Subsidiaries in the conduct of its business
(collectively, the "Intellectual Property"), free and clear
                    ---------------------
of all Encumbrances. The consummation of the transactions hereunder will not result in the termination or material impairment of any of the Company's Intellectual Property.

               SECTION 3.13. Environmental Matters.  Except as
                             ---------------------
would not, individually or in the aggregate, have a Material
Adverse Effect:

        (a) All facilities and property presently owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned and operated by the Company and its Subsidiaries in material compliance with all applicable Environmental Laws.

        (b) Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws.

        (c) There have been no material releases, as defined under any Environmental Laws, of Hazardous

Substances that give rise to necessary costs of response at, on, from or under any property now or previously owned or leased by the Company or any of its Subsidiaries during the period in which any such property was owned or leased by the Company or a Subsidiary.

        (d) The Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses, registrations, orders, administrative consent orders and any other authorizations, approvals or consents relating to Environmental Laws or Hazardous Substances necessary to the operation of their businesses.

        (e) Neither the Company nor any of its Subsidiaries has received notice that property presently owned or leased, or previously owned or leased, by the Company or any of its Subsidiaries is listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup.

        (f) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List or any similar state list, nor has any of them received notice of pending or threatened claims as a result of transporting or arranging to transport Hazardous Substances to any location.

        (g) There are no polychlorinated biphenyls (other than may be contained in electrical transformers which are labeled, operated and maintained in accordance with all Environmental Laws) or asbestos-containing materials present at any property now or previously owned or leased by the Company or by any Subsidiary during the period in which any such property was owned or leased by the Company or a Subsidiary.

        (h) Neither the Company nor any of its Subsidiaries has received notice of pending or threatened claims against the Company or any of its Subsidiaries arising out of any operations, action, inaction or status of any previously divested property, whether or not the subject of any indemnity, under any Environmental Laws or involving any Hazardous Substances.

              SECTION 3.14. Litigation.  Except as to matters set
                            ----------
forth in Schedule 3.14 of the Disclosure Schedule, there is no pending or, to the best of the knowledge of the Company or any of its Subsidiaries threatened, litigation, arbitration or governmental investigation or legal, administrative or regulatory proceeding against the Company or any of its Subsidiaries or to which any of their respective properties is or would be subject that (a) if adversely determined, would have a Material Adverse Effect; or (b) relates to this Agreement or the Required Bank Amendment. Except as set forth in Schedule 3.14 of the Disclosure Schedule, there are no material citations, fines or penalties heretofore asserted against the Company or its Subsidiaries under any federal, state or local law which remain unpaid or which otherwise bind the assets of the Company or its Subsidiaries.

               SECTION 3.15. Insurance. All insurance policies,
                             ---------
including, without limitation, medical malpractice policies of the Company, are set forth in Schedule 3.15 of the Disclosure Schedule and are in full force and effect. The Company will maintain all insurance policies in force through the Closing Date.

               SECTION 3.16. Agreements. Each agreement,
                             ----------
contract, lease, license commitment or instrument (including any and all amendments thereto) to which the Company or any of its Subsidiaries is a party involving aggregate annual payments of at least $100,000 and which is material, individually or in the aggregate, to the business, operations or financial condition of the Company and its Subsidiaries is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and except as set forth on Schedule 3.16 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default or breach of (with or without the giving of notice or the passage of time) any such agreement or instrument, except breaches or defaults, if any, that would not have a Material Adverse Effect. The Company is not aware of any third party being in material breach of any of such agreements.

               SECTION 3.17. Licenses and Permits. Except as
                             --------------------
would not have a Material Adverse Effect, the Company has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its businesses as now conducted, and all such material licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder.

               SECTION 3.18. Private Offering. (a) Assuming the
                             ----------------
accuracy of the representations and warranties of the Purchaser, the sale of the Shares hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

               (b) No form of general solicitation or general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any other Person acting on behalf of the Company in respect of the Shares or in connection with the offer and sale of the Shares.

               SECTION 3.19. Brokers. No broker, finder or
                             -------
investment banker, other than Kidder, Peabody & Co.
Incorporated, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Company.

                        ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
         -----------------------------------------------

               The Purchaser represents and warrants to the Company that:



               SECTION 4.01. Corporate Organization. The
                             ----------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

               SECTION 4.02. Authority Relative to This Agreement.
                            -------------------------------------
The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Purchaser and the purchase of the Shares as provided in Section 2.01 hereof by the Purchaser hereunder have been duly and validly authorized by all necessary corporate action of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the purchase of the Shares by the Purchaser as contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to the extent that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution under Section
5.07 may be limited by Federal or state securities laws).

               SECTION 4.03. No Conflict; Required Filings and
                             ---------------------------------
Consents. (a) The execution and delivery of this Agreement
--------
by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of the Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which it or its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected, except, in the case of this clause (iii) and clause (ii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of the Purchaser.

               (b) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

               SECTION 4.04. Funds. The Purchaser has and,
                             -----
immediately prior to the Closing, will have the funds necessary to consummate the purchase of the Shares hereunder.

               SECTION 4.05. Securities Act. The Shares purchased
                             --------------
by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any sale or distribution (within the meaning of the Securities Act) of the Shares or any part thereof. The Purchaser agrees at all times to sell or otherwise dispose of all or any part of the Shares so acquired by the Purchaser (and any securities issued in exchange therefor) only pursuant to a registration, or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws. The
Purchaser will take any steps necessary to insure that any purchaser will agree not to sell or otherwise dispose of Shares except in compliance with the requirements contained in the preceding sentence. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Purchaser has received all the information it deems material to its evaluation of the business, assets, liabilities, financial condition and results of operations of the Company and all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has the ability to bear the economic risks of the Purchaser's prospective investment and the Purchaser is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment. The Purchaser understands and has fully considered for purposes of this investment the risks of this investment and understands that: (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his or its entire investment;
(2) the Shares represent an extremely speculative investment which involves a high degree of risk of loss; (3) there are substantial restrictions on the transferability of the Shares and accordingly, it may not be possible for the Investor to liquidate his or its investment in the Shares in case of emergency; and (4) there have been no representations as to the possible future value, if any, of the Shares.

               The Purchaser understands and acknowledges that the sale of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section
4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated in part upon the Purchaser's representations set forth in this Agreement.

               SECTION 4.06. Brokers. No broker, finder or
                             -------
investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Purchaser.

               SECTION 4.07. Business of the Purchaser's
                             ---------------------------
Affiliates. Neither the Purchaser nor any of its Affiliates
----------
is actively, directly or indirectly, engaged in the Business, or has directly or indirectly made any material investments in any entity engaged directly or indirectly in the Business, in North America nor is the Purchaser or any such Affiliates currently engaged in any negotiations with respect to acquisition of or investment in any entity that is so engaged (except for negotiations with the Company). The Purchaser shall not enter into any such negotiations with any Person (other than the Company) between the date hereof and the earlier of the Closing Date or the termination of this Agreement.

                            ARTICLE V

                       ADDITIONAL AGREEMENTS
                       ---------------------

               SECTION 5.01. Conduct of Business by the Company
                             ----------------------------------
Pending the Closing. Except as contemplated by this
-------------------
Agreement, the Company covenants and agrees that, during the period between the date of this Agreement and through and including the Closing Date, unless the Purchaser shall otherwise agree in writing, the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice.

               SECTION 5.02. Required Bank Amendment. As promptly
                             -----------------------
as practicable after the execution of this Agreement, the

Company shall negotiate in good faith with First Union the terms of the Required Bank Amendment. The Company shall use its best efforts to negotiate and enter into the Required Bank Amendment as soon as reasonably practicable after the date hereof. The Company shall (a) consult with the Purchaser with respect to the terms and conditions of the Required Bank Amendment and (b) afford the Purchaser and its representatives the reasonable opportunity to participate in all negotiations relating to the Required Bank Amendment and the restructuring of the financing contemplated thereby.

                SECTION 5.03. Access to Information. (a) From the
                              ---------------------
date hereof to the Closing Date, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of the Purchaser reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish the Purchaser with all financial, operating and other data and information with respect to the business and properties of the Company as the Purchaser, through its officers, employees or agents, may reasonably request. The Purchaser agrees to maintain the strict confidentiality of such data and information and not to disclose such data to any third party. The Purchaser further confirms its obligations pursuant to that certain confidentiality letter agreement executed and delivered prior to the date hereof by and between the Company and the Purchaser.

               (b) No investigation pursuant to this Section 5.03 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

               SECTION 5.04. Notification of Certain Matters. The
                             -------------------------------
Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                           --------  -------
delivery of any notice pursuant to this Section 5.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               SECTION 5.05. Further Action; Reasonable Efforts.
                             ----------------------------------
Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder.

               SECTION 5.06. Public Announcements. The Purchaser
                             --------------------
and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be, and to the extent, required by law or any listing agreement with the National Association of Securities
Dealers.

               SECTION 5.07. Registration Rights. Effective at
                             -------------------
the Closing, the Purchaser shall have the registration rights set forth in Exhibit D.

         SECTION 5.08. Board Representation; Committees.
                       --------------------------------
               (a) The Company agrees, effective upon the Closing
Date, to decrease the size of the Board to seven directors
and to appoint to the Board two persons designated by the
Purchaser (the "Purchaser's Directors"), one with his term
                ----------- ---------
expiring at the Company's 1992 annual stockholders' meeting
(the "1992 Meeting") and the other with his term expiring at
      ---- -------
the Company's 1993 annual stockholders' meeting (the
"Purchaser's 1993 Director"). On or prior to the 1992
 ----------- ---- --------
Meeting, the size of the Board shall be reduced to five members.

               (b) From and after the 1992 Meeting and during the period in which the Purchaser owns at least 15% of the issued and outstanding Common Stock, the Purchaser may request the Company to include, as a nominee for the Board recommended by the Board, one person designated by the Purchaser, who, unless he shall resign prior to the expiration of his term, may be the Purchaser's 1993 Director, and such person shall be nominated by the Company unless the Board, in the exercise of its fiduciary duties, reasonably shall determine that he is not qualified to serve on the Board and each of the committees specified in subsection (d). If the Board shall reasonably determine that such designee of the Purchaser is not so qualified, the Purchaser shall have the opportunity to specify one or more additional designees who shall be so included as a nominee subject to the qualification set forth in the immediately preceding sentence.

               (c) Effective on the Closing Date and throughout the period in which the Purchaser owns at least 15% of the issued and outstanding Common Stock (the "Representation
                                          --------------
Period"), the Company agrees to constitute a Human Resource
------
Committee of the Board which shall, among other things, make recommendations with respect to the employment practices of the Company and the hiring and firing of senior officers of the Company.

               (d) Effective on the Closing Date and throughout the Representation Period, the Company agrees to place one of the Purchaser's Directors on each of the Executive, Audit, Compensation and Human Resources Committees of the Board and to cause each of the Executive, Audit, Compensation and Human Resources Committees to consist of three members.

               (e) During the Representation Period, the Purchaser also shall have the right to have an observer at all meetings of the Board and each of the committees of the Board.

               SECTION 5.09. Legend. The Purchaser agrees that
                             ------
all certificates representing the Shares issued pursuant to this Agreement shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR SECURITIES LAWS OF ANY STATE AND NEITHER THE SECURITIES
NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT (IN CERTAIN CIRCUMSTANCES) TO A
RIGHT OF FIRST OFFER AS SET FORTH IN THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 11, 1991 BETWEEN THE COMPANY
AND COBE LABORATORIES, INC."

               SECTION 5.10. Purchaser's Preemptive Rights.
                             -----------------------------
During the Representation Period, the Company covenants and agrees that:

        (a) In the event that the Company proposes to issue
Common Stock or any other Voting Securities, it shall
give the Purchaser ten days' prior written notice of such
intention, describing the estimated price and the other
terms upon which the Company proposes to issue the same
(the "Subscription Notice"). The Purchaser shall have
      ------------ ------
the option to purchase from the Company at the time of such issuance the number of shares of Common Stock or other Voting Securities, as the case may be, necessary to permit the Purchaser to maintain the percentage of Common
Stock owned by the Purchaser immediately prior to such issuance or the percentage of Total Voting Power it had immediately prior to such issuance for the price and upon the other terms upon which the Company actually effects such issuance.

        (b) Within 15 days of the end of each March 31st,
June 30th, September 30th and December 31st (each a
"Quarterly Date") following the Closing Date, the Company
 --------------
shall notify the Purchaser of the number of shares of Common Stock and the number of Voting Securities outstanding as of each such Quarterly Date. The
Purchaser shall have the option to purchase from the Company additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain the higher of (i) the percentage of shares of Common Stock or Voting
Securities owned by the Purchaser as of the immediately preceding Quarterly Date, after giving effect to any purchases thereafter pursuant to this Section 5.10(b), or
(ii) 20% of the issued and outstanding shares of Common
Stock and 20% of Total Voting Power. The Purchaser may exercise such option by delivery to the Company of written notice of its intention to exercise such option within 30 days of such Quarterly Date. The per share purchase price for such shares of Common Stock shall be equal to the average of the averages of the closing bid and asked prices of the Common Stock on each day during the calendar quarter ending on the Quarterly Date. The closing of the purchase of such shares of Common Stock shall take place within five days of the receipt of the written notice delivered by the Purchaser to the Company pursuant to this Section 5.10(b).

        (c) In the event that the Preferred Stock is redeemed in accordance with its terms, the Purchaser, in lieu of its rights under Section 5.10(b), shall have the option to purchase from the Company on April 30, 1992 additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain the higher of (i) the percentage of shares of Common Stock or Voting Stock owned by the Purchaser as of September 30, 1991 after giving effect to the redemption of the Preferred Stock and any other purchases pursuant to Section 5.10(b), or
(ii) 19.99% of the issued and outstanding shares of Common Stock and 19.99% of the Total Voting Power. The
Purchaser may exercise such option by delivery to the Company of written notice of its intention to exercise such option on or prior to April 25, 1992. The per share purchase price for such shares of Common Stock shall be equal to the average of the averages of the closing bid and asked prices of the Common Stock on each day during the period beginning on the Closing Date and ending on March 31, 1992. The closing of the purchase of such shares of Common Stock shall take place within five days of the receipt of the written notice delivered by the Purchaser to the Company pursuant to this Section 5.10(c).

         (d) In the event that the Shareholders under the Agreement and Release dated as of January 1, 1991 (the
"Release Agreement") among the Company and such Shareholders elect Option 1 as set forth in Section 5 of the Release Agreement and 300,000 shares of Common Stock
(the "Escrowed Shares") are delivered out of Escrow to such Shareholders, the Purchaser shall have the option to purchase on the Exercise Date (as hereinafter defined)
69,000 shares of Common Stock at a per share purchase price equal to the average of the averages of the closing bid and asked prices of the Common Stock for each trading day from the Closing Date up to the Exercise Date. The
"Exercise Date" shall mean the date that is 15 Business
Days after the date of delivery of the Escrowed Shares to such Shareholders or, in the event that the Preferred
Stock is redeemed in accordance with its terms, the later of (i) April 30, 1992 or (ii) the day that is 15 Business
Days after such delivery of the Escrowed Shares. The
Purchaser may exercise the option set forth herein by delivery notice thereof to the Company no later than five
(5) Business Days prior to the Exercise Date.

               SECTION 5.11. Standstill Agreement. For a period
                             --------------------
of five years after the Closing Date, neither the Purchaser
nor any entity controlled by Investment AB Cardo ("Cardo"),
nor any other person acting in the capacity as agent for any of the foregoing, shall (nor shall it assist or encourage others to) directly or indirectly, unless specifically requested to do so in writing in advance by the Board of Directors of the Company, (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) any securities of the Company, any debt claims of the Company, any
securities convertible or exchangeable into or exercisable
for any securities or assets of the Company, or any rights or options to acquire such ownership (including from a third party), except pursuant to (A) the Purchaser's right to purchase set forth in Section 5.10 hereof and (B) the Purchaser's right to purchase set forth in the Shareholders' Agreement, among the Purchaser, Jerome S. Tannenbaum, M.D.
and Mark J. Ginsburg, M.D. substantially in the form of
Exhibit E hereto (the "Shareholders' Agreement"); (ii)
                       ------------  ---------
propose to enter into any merger or business combination involving the Company, except and unless the Company enters into a definitive agreement with a third party contemplating a merger, consolidation or similar transaction in which all
or a majority of the Company's equity securities or substantially all of its assets are to be acquired by such third party pursuant to such definitive agreement (a
"Business Combination"), the Purchaser shall be permitted,
 -------- -----------
notwithstanding clauses (i) and (v) of this paragraph, to
make a Financially Superior Offer to the Board of Directors
of the Company (but not directly to the stockholders of the Company) ("Financially Superior Offer" means a proposal by
           ----------- -------- ----
the Purchaser to acquire at least the same percentage of the Company's equity securities as contemplated in the Business Combination, with at least the same evidence of financial ability to consummate the Business Combination and at least the same degree of financial commitment in such Business Combination, and with material conditions substantially similar to those set forth in the Business Combination);
(iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the Exchange Act) to vote, or seek to advise or influence any persons with respect to the voting of, any securities of (or debt claims with respect to) the Company;
(iv) form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company except to the extent that being party to the Shareholders' Agreement constitutes formation of a group; (v) otherwise act, alone or in concert with others, to seek to control or exercise (other than through its representation on the Board of Directors) a controlling influence over the management, Board of Directors or the business and affairs of the Company; (vi) call, or seek or propose to call, a meeting of the Company's shareholders; and (vii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

               SECTION 5.12. Non-Competition; Disclosure of
                             ------------------------------
Opportunities. (a) The Purchaser's Non-Compete. During the
-------------      ---------------------------
Representation Period and for one year thereafter (the "Restricted Period"), without the prior written consent of
 -----------------
the Company, the Purchaser shall not engage in, and shall not invest in any entity that engages in, providing renal dialysis services to patients and related laboratory services (the "Business") in North America within a 75 mile radius of
      --------
(i) each of the Company's treatment centers that are existing as of the date of this Agreement (the "Existing Regions") or
                                       -------- -------
(ii) each location that has been identified in the strategic business plan of the Company that is approved, from time to time, by the Board of Directors of the Company as a location of likely expansion (except to the extent that such strategic business plan is subsequently modified to delete such location) (the "Identified Regions"). The restrictions set
                ---------- -------
forth in this paragraph shall apply only to the Purchaser's activities in North America.

               (b) Disclosure of Opportunities by the Purchaser.
                   --------------------------------------------
During the Representation Period, the Purchaser shall
(i) disclose to the Chief Executive Officer of the Company
all investment and acquisition opportunities of renal
dialysis services centers located in North America in areas outside of the Existing Regions and the Identified Regions
(the "Other Regions") that the Purchaser has identified and
      -------------
(ii) engage in good faith discussions with the Company concerning strategic business ventures with respect to the identified opportunities in the Other Regions.
Notwithstanding anything to the contrary in the foregoing sentence, the Company shall not acquire or invest (or attempt to do so) in such opportunities in the Other Regions which the Purchaser has so identified and disclosed without the Purchaser's prior written consent. In the event that the Purchaser shall not or shall no longer actively pursue any investment or acquisition opportunities so disclosed to the Company, the Purchaser shall notify the Company of such event and it shall, upon written request by the Company, provide the Company with its written consent to permit the Company to acquire or invest in such opportunities.

               (c) Non-Solicitation of Employees. During the
                   -----------------------------
Restricted Period, neither the Purchaser nor any other entity controlled by Gambro shall solicit or endeavor to entice away from the Company or any of its Affiliates any of their respective employees (or employ any such employee until one year after such employee leaves the employ of the Company or such Affiliate), and the Company and its Affiliates shall do none of the foregoing with respect to the employees of the Purchaser or any other entity controlled by Gambro.

             SECTION 5.13. Supply Agreement. (a) Subject to
                           ----------------
the immediately following sentence, with respect to renal dialysis machines and the bloodlines used therewith in the Company's business, the Company shall, and shall cause its Subsidiaries to, purchase, and the Purchaser shall sell to the Company, a minimum of 75% of the aggregate requirements of the Company and its subsidiaries for such renal dialysis machines and 100% of the bloodlines used with such renal dialysis machines from the Purchaser on overall terms and conditions, including, without limitation, price, volume, delivery and service, that are no less favorable than the overall terms and conditions offered by the Purchaser to independent third parties for the same renal dialysis machines and bloodlines. Nothing contained herein shall require the Company to purchase renal dialysis machines for any treatment facility if the medical director of such facility has submitted to the Company a written objection to the use of such machines which includes the reasons for such objection. Accordingly, the 75% minimum specified in the first sentence of this paragraph shall be reduced only to the extent that medical directors in charge of facilities which have generated more than 25% of the Company's aggregate purchases of renal dialysis machines have delivered such written objections.

               (b) Upon the written request of the Company, but not more than once during any six month period, the Company's external auditors shall have access, upon reasonable notice and during normal business hours, to the relevant sales records of the Purchaser solely for the purpose of determining whether the Company has received overall terms and conditions for the purchase of renal dialysis machines and bloodlines no less favorable than those offered to third parties independent of the Company and the Purchaser. The Company shall cause such auditors to report to the Company only whether the terms and conditions are no less favorable than those offered to independent third parties. The Company shall cause the auditors not to disclose any specific information received by the auditors from the Purchaser during the course of its review.

               (c) The obligations set forth in this Section 5.13 shall terminate upon the earlier occurrence of (i) the sixth year anniversary of the Closing Date or (ii) the Purchaser owns less than twenty percent of the issued and outstanding
Common Stock for a period of 45 consecutive days after any Quarterly Date.

               (d) To the extent required by applicable law and the By-Laws, as determined in good faith by the Company on advice of its counsel, the specific transactions contemplated in this Section 5.13 shall be reviewed by a majority of the members of the Board who have no financial interest in such transaction.

               Section 5.14. Shareholder Approval. The Company
                             --------------------
agrees to include in the proxy statement to be disseminated to the shareholders of the Company prior to the next annual meeting of the Company both (1) a resolution to confer voting rights to the shares of Common Stock issuable upon conversion of the Preferred Stock purchased by the Purchaser hereunder and any other shares of Common Stock acquired by the Purchaser pursuant to this Agreement or the Shareholders' Agreement, except that the Company shall have no obligation to include in such shareholders' resolution any such shares of Common Stock that would entitle the Purchaser and its associates, immediately upon acquisition of such shares, to exercise or direct the exercise of the voting power of the Company in the election of its directors equal to one-third or more of all such voting power, and (2) a resolution approving the convertibility and conversion of the Preferred Stock to Common Stock as required pursuant to Part III,
Section 5(i)(d) of Schedule D of the By-Laws of the National Association of Securities Dealers, Inc. The Company shall use its best efforts to solicit from the shareholders of the Company eligible to vote on such resolutions proxies in favor of such resolutions and shall take all other action necessary or advisable to secure the vote of the shareholders required to approve such resolutions. In the event that such approval of the shareholders is not obtained at such annual meeting, the Company shall redeem the Preferred Stock in accordance with its terms.

               SECTION 5.15. The Company's Right of First Offer.
                             ----------------------------------
During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, in the event that the Purchaser desires to sell in a single transaction or in a series of related transactions shares of Common Stock that constitute in excess of 50% of the shares of Common Stock then owned by the Purchaser (the "Offered Shares"), the
                                  --------------
Purchaser shall first offer (the "Offer") in writing such
                                  -----
Offered Shares to the Company at a specified price (the
"Offer Price"). The Company shall have 30 days to accept
 -----------
such Offer (the "Offer Period"). In the event that the
                 ------------
Company does not accept the Offer in the Offer Period, the Purchaser may sell the Offered Shares to a third party during the 90 day period following the end of the Offer Period (the "Sales Period") for a price equal to or in excess of the
 ------------
Offer Price and on other terms no less favorable than
previously offered to the Company; provided, however, that if
                                   --------  -------
during the Sales Period, the Purchaser desires to sell the Offered Shares for less than the Offer Price (the "Lower
                                                   -----
Price") or on other terms that are more favorable to the
-----
third party purchaser than previously offered to the Company, the Purchaser shall offer the Offered Shares to the Company at the Lower Price or on such other terms, and the Company shall have five days to accept such offer.

                     ARTICLE VI

              CONDITIONS TO THE CLOSING
              -------------------------

               SECTION 6.01. Conditions to Obligations of the
                             --------------------------------
Purchaser. The obligations of the Purchaser to effect the
---------
Closing shall be subject to the prior fulfillment of each of the following conditions:

         (a) Required Bank Amendment. The Required Bank
             -----------------------
Amendment, in form and substance satisfactory to the

Purchaser, shall have been executed and delivered by the parties thereto and shall be in full force and effect, and a copy thereof shall have been provided to the Purchaser.

         (b) Representations and Warranties; Agreements and
             ----------------------------------------------
Covenants. Except for changes permitted or contemplated
---------
hereby or consented to by the Purchaser and except for matters waived or consented to by the Purchaser pursuant to Section 8.04, (i) the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true in all respects and all other representatives and warranties shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements contained in this Agreement to be performed or complied with by the Company, at or before the Closing, shall have been performed or complied with in all material respects and
(iii) the Purchaser shall have received a certificate of the Company, signed by the Chief Executive Officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

        (c) No Cessation Order. No order, ruling or
            ------------------
determination having the effect of ceasing the trading of the Common Stock shall have been issued or made by the SEC or other regulatory authority and be continuing and no proceedings for that purpose shall have been instituted and be pending.

         (d) Litigation. There shall have been no order or
             ----------
preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency, or no other action taken or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Purchaser, the Company or any Subsidiary or Affiliate of the Purchaser, by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of the transactions hereunder (including, without limitation, the purchase of the Shares and the conversion or redemption of the Preferred Stock); (ii) prohibiting or materially limiting the ownership of the Shares; (iii) imposing material limitations on the ability of the Purchaser to exercise full rights of ownership of any of the Shares, including, without limitation, the right to vote any shares of Common Stock; or (iv) requiring divestiture by the Purchaser of any Shares.

        (e) Calamities. There shall not have occurred and
            ----------
be continuing (i) any general suspension of, or limitation on prices for or trading in, securities on any United States securities exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that materially adversely affects the ability of the Purchaser to purchase the Shares hereunder, or (iv) a commencement of a war or armed hostilities or other national or international calamity directly involving the United
States or Sweden.

        (f) Bankruptcy; Insolvency; Etc. No proceeding
            ---------------------------
shall have been instituted or consented to by or against
the Company seeking to adjudicate it bankrupt or
insolvent, or seeking liquidation, winding-up,
reorganization, arrangement, adjustment, protection,
relief, or composition of its debts under any law
relating to bankruptcy, insolvency or reorganization or
relief of debtors, or seeking the entry of an order for
relief or the appointment of a receiver, trustee,
custodian or other similar official for it or any
substantial part of its property (each such action being
a "Bankruptcy Proceeding"), and the Company shall not
   ---------- ----------
have taken any corporate action to authorize any Bankruptcy Proceeding.

         (g) No Material Adverse Effect. No fact, event or
             --------------------------
condition (financial or otherwise) shall have occurred with respect to the Company or any of its Subsidiaries having, individually or in the aggregate, a Material
Adverse Effect.

        (h) Opinion. The Purchaser shall have received an
            -------
opinion from Wyatt, Tarrant, Combs, Gibert & Milan substantially to the effect of Exhibit B hereto and an opinion from Latham & Watkins substantially to the effect of Exhibit C hereto.

         (i) Right of First Offer. The Shareholders'
             --------------------
Agreement shall have been executed and delivered by the parties thereto.

               SECTION 6.02. Conditions to Obligations of the
                             --------------------------------
Company. The obligations of the Company to effect the
-------
Closing shall be subject to the prior fulfillment of each of the following conditions:

        (a) Representations and Warranties. (i) The
            ------------------------------
representations and warranties of the Purchaser contained in this Agreement and in any certificates or agreements of the Purchaser delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements contained in this Agreement and in any certificates or agreements of the Purchaser delivered pursuant hereto to be performed or complied with by the Purchaser, at or before the Closing, shall have been performed or complied with in all material respects and (iii) the Company shall have received a certificate of the Purchaser, signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and
(ii).

        (b) Litigation. There shall have been no order or
            ----------
preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.

                         ARTICLE VII

                        INDEMNIFICATION
                        ---------------

               SECTION 7.01. Survival of Representations and
                             -------------------------------
Warranties. The representations and warranties of the
----------
Company in Article III shall survive the Closing until the second anniversary of the Closing Date; provided, however,
                                        --------  -------
that representations and warranties dealing with Tax matters shall survive for a period ending six months after the expiration of the applicable statute of limitations. Neither the period of survival nor the liability of any party with respect to the parties' representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

               SECTION 7.02. Indemnification by the Company. The
                             ------------------------------
Purchaser, and its Affiliates, officers, directors,
employees, agents, successors and assigns, shall be
indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses) actually suffered or incurred by them (hereinafter a "Purchaser Loss"), arising
                                 --------------
out of or resulting from:

        (a) the breach of any representation or warranty made by the Company contained herein or in any document delivered by the Company hereunder at the Closing; or

        (b) the breach of any covenant or agreement by the Company contained herein.

               SECTION 7.03. Indemnification by the Purchaser.
                             --------------------------------
The Company, and its Affiliates, officers, directors, employees, agents, successors and assigns, shall be indemnified and held harmless by the Purchaser for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses) actually suffered or incurred by them (hereinafter a "Company Loss" and, together
                                 ------- ----
with a Purchaser Loss, a "Loss"), arising out of or resulting
                          ----
from:

        (a) the breach of any representation or warranty made by the Purchaser contained herein or in any document delivered by the Purchaser hereunder at the Closing; or

        (b) the breach of any covenant or agreement by the Purchaser contained herein.

               SECTION 7.04. Materiality. Notwithstanding
                             -----------
anything in this Agreement to the contrary, for purposes of application of the indemnity provisions of this Article, the amount of any Purchaser Loss or Company Loss arising from the breach of such representation, warranty, covenant or agreement shall be the entire amount of any such Loss actually incurred by the respective Indemnitee as a result of such breach and not just that portion of such Loss that exceeds the relevant level of materiality.

               SECTION 7.05. Time Period; Dollar Threshold. (a)
                             -----------------------------
The indemnification obligations of the Company and the Purchaser under this Article VII shall continue for the same period of survival specified in Section 7.01 for each such representation and warranty and shall terminate with the expiration of the two year survival period for each such representation, warranty and covenant. Any claim or demand against the Company or the Purchaser which is pending or asserted at or prior to the expiration of any survival period may continue to be asserted and indemnified against.

               (b) Neither the Company nor the Purchaser shall be entitled to indemnification under this Article VII unless and until the aggregate amount of the claims against the other party exceeds $500,000. If the aggregate amount of such claims against either party exceeds $500,000, then that party may claim indemnification for the entire aggregate amount of such claims.

               (c) The provisions of this Article VII shall be the sole and exclusive remedy (other than injunctive relief) of the Company or the Purchaser (regardless of against whom asserted) for the matters subject to indemnification.

               SECTION 7.06. Notice and Defense. Each party shall
                             ------------------
within 30 days of learning of any asserted liability or
damage claimed to give rise to indemnification hereunder
notify the party obligated to indemnify it hereof in writing; provided, however, that the failure of the indemnified party
--------  -------
to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure to notify prejudices the indemnifying party. Thereafter, the indemnifying party shall have, at its election, the right to compromise or defend any such matter at its sole cost and expense through counsel chosen by it. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party of its intention to do so. The indemnifying party must defend such matter diligently or the indemnified party may assume control of the defense of such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of its own choosing, at it own cost and expense.

                         ARTICLE VIII

               TERMINATION, AMENDMENT AND WAIVER
               ---------------------------------

               SECTION 8.01. Termination. (a) This Agreement may
                             -----------
be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

        (i) By mutual written consent duly authorized by the Boards of Directors of the Company and the Purchaser;
or

       (ii) By the Purchaser, if (A) (1) any Person, other than the Purchaser, shall have acquired, or shall have been granted any option or right, conditional or otherwise, to acquire, beneficial ownership of 20% or more of the outstanding shares of the Company's Common
Stock, or (2) any group (other than a group including the Purchaser) shall have been formed which beneficially owns
20% or more of the outstanding shares of the Company's
Common Stock; or (B) the Company shall have entered into an agreement with a third party with respect to any acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries by such third party; or

      (iii) By the Purchaser or the Company, if any court of competent jurisdiction in the United States or other
United States governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions hereunder and such order, decree, ruling or other action shall have become final and nonappealable; or

       (iv) By the Purchaser or the Company, if the Closing shall not have occurred by May 31, 1991 or such later date as the Company and the Purchaser shall hereafter
agree; provided, however, that the right to terminate
       --------  -------
this Agreement under this Section 8.01(a)(iv) shall not be available to any party whose wilful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

        (v)  By the Purchaser, in the event the Required
Bank Amendment is not executed by the parties thereto prior to May 20, 1991.

               (b) This Agreement shall terminate (without any action or notice (in writing or otherwise) by any of the parties hereto) if any Bankruptcy Proceeding shall have been instituted or consented to by or against the Company.

               SECTION 8.02. Effect of Termination. In the event
                             ---------------------
of the termination of this Agreement pursuant to Section
8.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its Affiliates, directors, officers or shareholders; provided, however, that nothing herein shall
              --------  -------
relieve any party from liability for any breach hereof prior to such termination.

               SECTION 8.03. Amendment. This Agreement may be
                             ---------
amended by the parties hereto by action taken by or on behalf of the Company and the Purchaser at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04. Waiver. At any time prior to the
                             ------
Closing Date, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                          ARTICLE IX

                       GENERAL PROVISIONS
                       ------------------

               SECTION 9.01. Notices. All notices, requests,
                             -------
claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to the Purchaser:

                 Cobe Laboratories, Inc.
                 1185 Oak Street
                 Lakewood, Colorado 80215
                 Attention: Mats Wahlstrom
                 with a copy to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York 10022
                 Attention: Peter D. Lyons, Esq.

             (b) if to the Company:

                 REN Corporation-USA
                 6820 Charlotte Pike
                 Nashville, Tennessee 37209
                 Attention: Chief Executive Officer


             with a copy to:

                 Latham & Watkins
                 1001 Pennsylvania Avenue NW
                 Suite 1300
                 Washington, D.C. 20004
                 Attention: Eric Bernthal, Esq.



               SECTION 9.02. Entire Agreement; Assignment. This
                             ----------------------------
Agreement constitutes the entire agreement between the
parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser
may assign all or any of its rights and obligations hereunder to any wholly owned Subsidiary of Gambro upon the execution of a written instrument whereby such assignee agrees to
assume all of the Purchaser's obligations hereunder and be bound by all the terms and conditions of this Agreement; provided that no such assignment shall relieve the Purchaser
--------
of its obligations hereunder if such assignee does not perform such obligations.

               SECTION 9.03. Parties in Interest. This Agreement
                             -------------------
shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

               SECTION 9.04. Governing Law. This Agreement shall
                             -------------
be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               SECTION 9.05. Headings. The descriptive headings
                             --------
contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.06. Counterparts. This Agreement may be
                             ------------
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 9.07. Specific Performance. The parties
                             --------------------
hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               IN WITNESS WHEREOF, the Purchaser and the Company have each caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                     COBE LABORATORIES, INC.

                                     By: Ronald F. Plusk
                                         --------------------------------
                                         Title: Vice President and Chief
                                                Financial Officer

                                     REN CORPORATION-USA

                                     By: Jerome S. Tannenbaum, M.D.
                                         --------------------------------
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                                       EXHIBIT A
                                                       ---------

                             CONVERTIBLE REDEEMABLE
                                PREFERRED STOCK
                                SUMMARY OF TERMS
                                ----------------

NUMBER OF SHARES               459,172

LIQUIDATION PREFERENCE         $4.50 per share

CONVERSION                     Each share of Preferred Stock will
                               be automatically converted into
                               one share of Common Stock upon
                               approval by the shareholders of
                               both (i) voting rights for the
                               Purchaser for such underlying
                               shares of Common Stock, and (ii)
                               the conversion of the Preferred
                               Stock to Common Stock as required
                               pursuant to Part III, Section
                               5(i)(d) of Schedule D of the
                               By-Laws of the National Association
                               of Securities Dealers, Inc.

REDEMPTION                     If such voting rights for the
                               Purchaser have not been approved
                               by the Company by September 30,
                               1991, then each share of Preferred
                               Stock shall be automatically
                               redeemed at a per share price (the
                               "Redemption Price") equal to the
                               higher of (a) $4.50 plus interest
                               on such amount at a rate equal to
                               the Citibank base rate announced
                               from time to time during the
                               period from the purchase of the
                               Preferred Stock through the
                               Redemption Date and (b) the
                               average of the averages of the
                               closing bid and asked prices of
                               the Common Stock during the 30
                               trading days prior to the
                               Redemption Date. The Redemption
                               Price shall be payable as follows:
                               (i) $4.36 of the per share
                               Redemption Price shall be payable
                               in cash, and (ii) the remainder of
                               the per share Redemption Price
                               shall be payable by issuance of a
                               promissory note in a principal
                               amount equal to such remainder.

DIVIDENDS                      Equal to any dividends paid on the
                               Common Stock.



VOTING RIGHTS                  None.

                                                  EXHIBIT B
                                                  ---------

                CONTENTS OF OPINION OF
         WYATT, TARRANT, COMBS, GIBERT & MILAN

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Tennessee and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business in all material respects as presently owned or conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect.

2. The Company is not in violation of any of the provisions of the Charter of Incorporation or By-Laws, except where such violation would not, individually or in the aggregate, have a Material Adverse Effect.

3. The Company has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations and to consummate the transactions contemplated thereunder. The execution, delivery and performance of the Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Agreement or to consummate the transactions contemplated thereunder.

4. (a) The execution and delivery of the Agreement by the Company do not, and the performance of the Agreement (including, without limitation, the consummation of the transactions contemplated thereunder and the conversion or redemption of the Preferred Stock) will not, (i) conflict with or violate the Charter of Incorporation or By-Laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its or any of its properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company which would have a Material Adverse Effect, taken as a whole, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation and which note, bond, mortgage, indenture, contract, agreement, license, permit, insurance policy or other instrument or obligation is listed on the Disclosure Schedule and other schedules appended to the Agreement and to which the Company is a party, or by which the Company or its properties are bound or affected.

               (b) The execution and delivery of the Agreement by the Company do not, and the performance of the Agreement by the Company (including, without limitation, the consummation of the transactions thereunder and the conversion or redemption of the Preferred Stock) will not, require any consent, approval, authorization or permit of, or filing
(other than filings, if any, required on Form 8-K with the SEC) with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company.

5. Following the consummation of the transactions thereunder, all shares of Common Stock and Preferred Stock subject to issuance pursuant to the Agreement and the Common Stock issuable upon conversion of the Preferred Stock, upon such issuance against payment for such shares of Common Stock and Preferred Stock as contemplated by the Agreement or upon conversion of the Preferred Stock, as the case may be, shall
(i) be duly authorized, validly issued, fully paid and nonassessable, (ii) not be subject to any Encumbrances and
(iii) such shares of Common Stock shall have accorded to them voting rights. The shares of Preferred Stock shall be convertible into shares of Common Stock in accordance with the terms of the Preferred Stock. None of the Shares nor the shares of Common Stock issuable upon conversion of the Preferred Stock are "Control Shares" as such term is defined in the Tennessee Business Corporation Law.

          The following assumptions shall be made:

1. Reliance upon representations and warranties of the Company and upon certificates of certain public officials

2. Authenticity of all documents submitted to us as copies, genuineness of all signatures, and conformity to the originals of all documents submitted to counsel as copies

3. Due authorization, execution and delivery of the Agreement by the Purchaser

4. Neither the Purchaser nor any Affiliate of the Purchaser has acquired any shares of Voting Securities other than the Shares during the ninety day period prior to the

      Closing, and neither the Purchaser nor any Affiliate of the Purchaser will acquire any shares of Voting
      Securities other than the Shares during a period of ninety days after the Closing

5. Compliance by the Company, the Purchaser and any Affiliate of either the Company or the Purchaser with the covenants, representations, warranties and agreements made and to be performed by them pursuant to the Agreement.

                                                  EXHIBIT C
                                                  ---------


                CONTENTS OF OPINION OF LATHAM & WATKINS

      The Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser and payment for the Shares as contemplated by the Agreement, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by the availability of equitable remedies, and except to the extent that enforceability of the indemnification and contribution provisions set forth in Article IV of Exhibit C to the Agreement concerning Registration Rights may be limited by applicable law.

                                                  EXHIBIT D
                                                  ---------

                          REGISTRATION RIGHTS
                          -------------------

                               ARTICLE I

                              DEFINITIONS

               SECTION 1.01. Definitions. Terms defined in the
                             -----------
Stock Purchase Agreement (the "Agreement") dated as of
                               ---------
May 11, 1991 between REN Corporation-USA, a Tennessee corporation (the "Company"), and Cobe Laboratories, Inc., a
                  -------
Colorado corporation (the "Purchaser"), are used herein as
                           ---------
therein defined. In addition, the following terms, as used herein, have the following meanings:

               "Demand Registration" means a Demand Registration as
                -------------------
defined in Section 2.02.

               "Piggyback Registration" means a Piggyback
                ----------------------
Registration as defined in Section 2.03.

               "Registrable Securities" means shares of Common
                ----------------------
Stock owned from time to time by the Purchaser and any other
Subsidiary of Gambro.

               "Underwriter" means a securities dealer who
                -----------
purchases any Registrable Securities as principal and not as part of such dealer's market making activities.

                        ARTICLE II

                    REGISTRATION RIGHTS

               SECTION 2.01. Registrable Securities. The
                             ----------------------
Registration Rights provided herein apply to Registrable Securities, but with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act (or any similar provisions then in force) are met, (iii) it has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Agreement and it may be resold without subsequent registration under the Securities Act or any blue sky law then in force or (iv) it shall have ceased to be outstanding.

               SECTION 2.02. Demand Registration. (a) During the
                             -------------------
period commencing on the third anniversary of the Agreement and ending on the tenth anniversary thereof (the "Registration
                                              ------------
Period"), the Purchaser may make a written request for
------
registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration") provided,
                           -------------------   --------
however, that the Company shall not be obligated (i) to effect
-------
more than one Demand Registration in any 12 month period, (ii) to effect a Demand Registration for less than 500,000 shares of Common Stock, (iii) to effect a Demand Registration within six months of the Purchaser selling any Registrable Securities pursuant to a Piggyback Registration under Section 2.03 or (iv) to effect more than two Demand Registrations during the Registration Period. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective.

               (b) If the Purchaser so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Purchaser and the Company shall jointly select the book-running and other managing Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

               SECTION 2.03. Piggyback Registration. If the Company
                             ----------------------
proposes to file a registration statement under the Securities
Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on
Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), or (ii) for the account of any of its holders of
Common Stock, then the Company shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer subject to the terms and conditions hereof the Purchaser the opportunity to register such
Registrable Securities as the Purchaser may request on the same terms and conditions as the Company's or such holders' Common
Stock (a "Piggyback Registration").
          ----------------------

               SECTION 2.04. Reduction of Offering. Notwithstanding
                             ---------------------
anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.02 or 2.03 shall advise the Company that (i) the size of the offering that the Purchaser, the Company and any other Persons intend to make or (ii) the kind of securities that the Purchaser, the Company and such other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's advice, the amount of Registrable Securities to be offered for the account of the Purchaser shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters;
provided, however, that (x) in the case of a Demand
--------  -------
Registration, the amount of Registrable Securities to be offered for the account of the Purchaser shall be reduced only after the amount of securities to be offered for the account of the Company and such other Persons has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the amount of such Registrable
Securities intended to be offered for the account of the Purchaser is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), or (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                         ARTICLE III

                   REGISTRATION PROCEDURES

               SECTION 3.01. Filings; Information. Whenever the
                             --------------------
Purchaser requests that any Registrable Securities be registered pursuant to Section 2.02 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as quickly as practicable, and in connection with any such request:

         (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days; provided, however,
                                       --------  -------
that if the Company shall furnish to the Purchaser a certificate signed by its Chief Executive Officer or Chief Financial Officer stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed, or, in the case of an effective registration statement, for sales to be effected thereunder, the Company shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.02 or, in the case of an effective registration statement, the Company shall be entitled to require the Purchaser to refrain from selling Registrable Securities under such registration statement for a period of up to 120 days. If the Company furnishes a notice under this paragraph at a time when a registration statement filed pursuant to this Agreement is effective, the Company shall extend the period during which such registration statement shall be maintained effective as provided in this Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.

         (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Purchaser and each managing Underwriter, if any, copies thereof, and thereafter furnish to the Purchaser and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Purchaser or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

         (c) After the filing of the registration statement, the Company will promptly notify the Purchaser of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

        (d) The Company will endeavor to qualify the
Registrable Securities for offer and sale under such other
securities or blue sky laws of such jurisdictions in the
United States as the Purchaser reasonably (in light of the
Purchaser's intended plan of distribution) requests;
provided, however, that the Company will not be required to
--------  -------
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to service of process in any such jurisdiction.

        (e) The Company shall, as promptly as practicable, notify the Purchaser, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to the Purchaser and to the Underwriters any such supplement or amendment. The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, the Purchaser will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Purchaser will deliver to the Company all copies, other than permanent file copies then in the Purchaser's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Purchaser such supplemented or amended prospectus.

        (f) The Company will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to the Company in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

        (g) The Company will furnish to the Purchaser and to each managing Underwriter, if any, a signed counterpart, addressed to the Purchaser and each Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.

        (h) The Company will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        (i) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, and the National Association of Securities
Dealers' interdealer quotation system on which similar securities issued by the Company are then listed.

               The Company may require the Purchaser promptly to furnish in writing to the Company such information regarding the Purchaser, the plan of distribution of the Registrable
Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

               SECTION 3.02. Registration Expenses. In connection
                             ---------------------
with any Demand Registration, the Company, the Purchaser and any other Persons registering Registrable Securities in any such registration shall each pay its pro rata portion, calculated on the basis of the number of Registrable Securities to be registered by each of them, the following expenses (the "Registration Expenses") incurred in connection with such
 ---------------------
registration: (i) all filing fees with the Commission, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section 3.01(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. The Company shall pay all Registration Expenses expenses incurred in connection with each Piggyback Registration. The Company, the Purchaser and each other Person registering Registrable Securities shall be responsible for any underwriting discounts or commission that may be payable upon the sale of its Registrable Securities. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) relating to any Demand Registration or Piggyback Registration.

                           ARTICLE IV

                  INDEMNIFICATION AND CONTRIBUTION

               SECTION 4.01. Indemnification by the Company. The
                             ------------------------------
Company agrees to indemnify and hold harmless the Purchaser, its employees, officers and directors, and each Person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of the Purchaser expressly for use therein; provided, however, that the foregoing indemnity
         --------  -------
agreement with respect to any preliminary prospectus shall not inure to the benefit of the Purchaser if a copy of the current prospectus was not provided to a purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after the Company has informed the Purchaser under Section 3.01(e) and prior to the delivery by the Company of any supplement or amendment to such prospectus. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Purchaser provided in this Section 4.01.

               SECTION 4.02. Indemnification by the Purchaser. The
                             --------------------------------
Purchaser agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information furnished in writing by or on behalf of the Purchaser expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Purchaser also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.02.

               SECTION 4.03. Conduct of Indemnification Proceedings.
                             --------------------------------------
In case any proceeding (including any governmental
investigation) shall be instituted involving any Person in
respect of which indemnity may be sought pursuant to Section
4.01 or 4.02, such Person (the "Indemnified Party") shall
                                -----------------
promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the
             ------------------
Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified
Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

               SECTION 4.04. Contribution. If the indemnification
                             ------------
provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Purchaser and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Purchaser and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Purchaser and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and the Purchaser and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, the Purchaser and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section
4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.04, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by the Purchaser exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                             ARTICLE V

                           MISCELLANEOUS

               SECTION 5.01. Participation in Underwritten
                             -----------------------------
Registrations. No Person may participate in any underwritten
-------------
registered offering contemplated hereunder unless such Person
(a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

               SECTION 5.02. Rule 144. The Company covenants that it
                             --------
will use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements.

               SECTION 5.03. Holdback Agreements. (a) The Purchaser
                             -------------------
agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90 day period beginning on, the effective date of any registration statement registering the Registrable Securities other than the Registrable Securities to be sold pursuant to such registration statement.

               (b) The Company agrees not to offer, sell, contract to sell or otherwise dispose of any securities similar to the Registrable Securities to be sold pursuant hereto, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the ninety 90 day period beginning on, the effective date of any registration statement registering the Registrable Securities other than any shares of Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding at such date.

                                                  EXHIBIT E
                                                  ---------


                       JEROME S. TANNENBAUM, M.D.
                       MARK J. GINSBURG, M.D.
                       c/o Ren Corporation USA
                       6820 Charlotte Pike
                       Nashville, Tennessee 37209

                                             Dated as of May 11, 1991

COBE LABORATORIES, INC.
1185 Oak Street
Lakewood, Colorado 80215

                       Right of First Offer Agreement
                       ------------------------------

Gentlemen:

               We refer to the Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof between Cobe
 ------------------
Laboratories, Inc., a Colorado corporation ("Cobe"), and Ren
                                             ----
Corporation USA, a Tennessee corporation ("Ren").
                                           ---
Capitalized terms used herein without definition shall have the same meaning given to them in the Purchase Agreement.

               Jerome S. Tannenbaum, M.D. ("Dr. Tannenbaum") and
                                            --------------
Mark J. Ginsburg, M.D. ("Dr. Ginsburg") are each
                         ------------
shareholders, directors and officers of Ren. As an inducement for Cobe to enter into the Purchase Agreement and consummate the equity investment contemplated thereunder, Dr. Tannenbaum and Dr. Ginsburg agree with Cobe as follows:

         (a) Right of First Offer. In the event that either
             --------------------
Dr. Tannenbaum or Dr. Ginsburg (a "Selling Party") desires
                                  -------------
to sell shares of Common Stock owned by him (the "Offered
                                                  -------
Shares") in a single transaction or series of related
------
transactions to a person or "group" (as such term is
defined in Section 13(d)(3) of the Exchange Act) and
(i) such Offered Shares in the aggregate equal or exceed
five percent of the then outstanding shares of Common
Stock or (ii) such Offered Shares are being sold to a
person or group that immediately following the sale of
the Offered Shares in the contemplated transaction or
transactions shall own 10% or more of the then
outstanding shares of Common Stock, then the Selling
Party shall first offer (the "Offer") such Offered Shares
                              -----
to Cobe at a specified price (the "Offer Price"). Cobe
                                   -----------
shall have 30 days to accept such Offer (the "Offer
                                              -----
Period"). In the event Cobe does not accept the Offer in
------
the Offer Period, the Selling Party may sell the Offered
Shares to a third party during the 90 days' period
following the end of the Offer Period (the "Sales
                                            -----
Period") for a price equal to to or in excess of the
------
Offer Price and on other terms no less favorable than
previously offered to Cobe; provided, however, that if
                            --------  -------
during the Sales Period, the Selling Party desires to
sell the Offered Shares for less than the Offer Price
(the "Lower Price") or on other terms that are more
      -----------
favorable to the purchaser than previously offered to Cobe, the Selling Party shall offer the Offered Shares to Cobe at the Lower Price or on such other terms, and Purchaser shall have five days to accept such offer.
Notwithstanding anything to the contrary in the foregoing, the provisions of this paragraph (a) shall not apply to purchases and sales of Common Stock between Dr.
Tannebaum and Dr. Ginsburg.

         (b) Dr. Tannenbaum further agrees with Cobe that the
transactions contemplated by the Purchase Agreement shall
not constitute a "Change in Control" for purposes of the
                  -----------------
Employment Agreement dated September 11, 1989, by and between Ren and Dr. Tannenbaum, as amended.

         (c) Dr. Ginsburg further agrees with Cobe that the
transactions contemplated by the Purchase Agreement shall
not constitute a "Change in Control" for purposes of the
Employment Agreement dated                       , by and
                           ----------------------
between Ren and Dr. Ginsburg.

         (d) Effectiveness; Term. This Letter Agreement
             -------------------
shall be effective as of the Closing Date.

        If you accept and agree to the foregoing, please so indicate by signing in the space provided below.


                                  --------------------------
                                  JEROME S. TANNENBAUM, M.D.


                                  --------------------------
                                  MARK J. GINSBURG, M.D.

Accepted and Agreed as of
the date first written above:

COBE LABORATORIES, INC.



By
   ---------------------------
   Name:
   Title:





                     COBE LABORATORIES, INC.
                        1185 Oak Street
                    Lakewood, Colorado 80215

                                          May 24, 1991

REN Corporation - USA
6820 Charlotte Pike
Nashville, Tennessee 37209

Gentlemen:

                Reference is made to the Stock Purchase Agreement dated as of May 11, 1991 (the "Agreement") between Cobe Laboratories,
Inc. and REN Corporation - USA.

                Section 1.01 shall be amended by adding the following additional definition:

                 "Purchase Agreement" shall mean this Agreement, as amended by the letter agreement dated as of May 24, 1991 between the Company and the Purchaser.

                Section 5.08(b) shall be amended in its entirety to read as follows:

             (b) From and after the 1992 Meeting and during the period in which the Purchaser owns at least 15% of the issued and outstanding Common Stock, the Purchaser may request the Company to include, as a nominee for the Board recommended by the Board, one person designated by the Purchaser, who, unless he shall resign prior to the expiration of his term, may be the Purchaser's 1993 Director, and such person shall be nominated by the Purchaser unless the Board, in the exercise of its fiduciary duties, reasonably shall determine that he is not qualified to serve on the Board and each of the committees specified in subsection (d). If the Board shall reasonably determine that such designee of the Purchaser is not so qualified, the Purchaser shall have the opportunity to specify one or more additional designees who shall be so included as a nominee subject to the qualification set forth in the immediately preceding sentence.

                Section 5.10 is amended by amending subsection (b) in its entirety to read as follows and by adding the following subsections (c) and (d) thereto:

        (b)  Within 15 days of the end of each March 31st,
June 30, September 30th and December 31st (each a "Quarterly Date")
                                                   --------------
following the Closing Date, the Company shall notify the Purchaser of the number of shares of Common Stock and the number of Voting Securities outstanding as of each such Quarterly
Date. The Purchaser shall have the option to purchase from the Company additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain the higher of (i) the percentage of shares of Common Stock or Voting Securities owned by the Purchaser as of the immediately preceding Quarterly Date, after giving effect to any purchases thereafter pursuant to this Section 5.10(b), or (ii) 19.99% of the issued and outstanding shares of Common Stock and 19.99% of Total Voting Power. The Purchaser may exercise such option by delivery to the Company of written notice of its intention to exercise such option within 30 days of such Quarterly Date. The per share purchase price for such shares of Common Stock shall be equal to the average of the averages of the closing bid and asked prices of the Common Stock on each day during the calendar quarter ending on the Quarterly Date. The closing of the purchase of such shares of Common Stock shall take place within five days of the receipt of the written notice delivered by the Purchaser to the Company pursuant to this Section 5.10(b).

        (c) In the event that the Preferred Stock is redeemed in accordance with its terms, the Purchaser, in lieu of its rights under Section 5.10(b), shall have the option to purchase from the Company on April 30, 1992 additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain the higher of (i) the percentage of shares of Common Stock or Voting Stock owned by the Purchaser as of September 30, 1991 after giving effect to the redemption of the Preferred Stock and any other purchases pursuant to Section 5.10(b), or (ii) 19.99% of the issued and outstanding shares of Common Stock and 19.99% of the Total Voting Power. The Purchaser may exercise such option by delivery to the Company of written notice of its intention to exercise such option on or prior to April 25, 1992. The per share purchase price for such shares of Common Stock shall be equal to the average of the averages of the closing bid and asked prices of the Common Stock on each day during the period beginning on the Closing Date and ending on March 31, 1992. The closing of the purchase of such shares of Common Stock shall take place within five days of the receipt of the written notice delivered by the Purchaser to the Company pursuant to this
Section 5.10(c).

        (d) In the event that the Shareholders under the Agreement and Release dated as of January 1, 1991 (the "Release
Agreement") among the Company and such Shareholders elect Option
1 as set forth in Section 5 of the Release Agreement and 300,000 shares of Common Stock (the "Escrowed Shares") are delivered out of Escrow to such Shareholders, the Purchaser shall have the option to purchase on the Exercise Date (as hereinafter defined) 69,000 shares of Common Stock at a per share purchase price equal to the average of the averages of the closing bid and asked prices of the Common Stock for each trading day from the Closing Date up to the Exercise Date. The "Exercise Date" shall mean the date that is 15 Business Days after the date of delivery of the Escrowed Shares to such Shareholders or, in the event that the Preferred Stock is redeemed in accordance with its terms, the later of (i) April 30, 1992 or (ii) the day that is 15 Business Days after such delivery of the Escrowed Shares.
The Purchaser may exercise the option set forth herein by delivery notice thereof to the Company no later than five (5) Business Days prior to the Exercise Date.

                Section 5.14 is hereby amended to read in its entirety as follows:

         Section 5.14.  Shareholder Approval.  The Company
                        --------------------
agrees to include in the proxy statement to be disseminated to the shareholders of the Company prior to the next annual meeting of the Company both (1) a resolution to confer voting rights to the shares of Common Stock issuable upon conversion of the Preferred Stock purchased by the Purchaser hereunder and any other shares of Common Stock acquired by the Purchaser pursuant to this Agreement or the Shareholders' Agreement, except that the Company shall have no obligation to include in such shareholders' resolution any such shares of Common Stock that would entitle the Purchaser and its associates, immediately upon acquisition of such shares, to exercise or direct the exercise of the voting power of the Company in the election of its directors equal to one-third or more of all such voting power, and (2) a resolution approving the convertibility and conversion of the Preferred Stock to Common Stock as required pursuant to
Part III, Section 5(i)(d) of Schedule D of the By-Laws of the National Association of Securities Dealers, Inc. The Company shall use its best efforts to solicit from the shareholders of the Company eligible to vote on such resolutions proxies in favor of such resolutions and shall take all other action necessary or advisable to secure the vote of the shareholders required to approve such resolutions. In the event that such approval of the shareholders is not obtained at such annual meeting, the Company shall redeem the Preferred Stock in accordance with its terms.

                Except as expressly modified hereby, all provisions of the Agreement shall remain in full force and effect.

                This amendment supercedes all prior agreements, discussions or correspondence between the parties concerning the subject matter of said provisions.

                                               COBE LABORATORIES, INC.


                                               By: /s/ Ronald F. Plusk
                                                   --------------------------
                                                   Ronald F. Plusk
                                                   Vice President and
                                                      Chief Financial Officer


Agreed to by:

REN Corporation - USA

By: /s/ Jerome S. Tannenbaum
    --------------------------
    Jerome S. Tannenbaum, M.D.
    Chairman of the Board and
    Chief Executive Officer

                                                  EXECUTION COPY



                    AMENDMENT NO. 2 TO THE
            MAY 11, 1991 STOCK PURCHASE AGREEMENT


         AMENDMENT NO, 2, dated as of March 17, 1992 (this "Amendment") to the Stock Purchase Agreement, dated as of May
 ---------
11, 1991, as amended by Amendment No. 1, dated May 24, 1991, between REN CORPORATION-USA, a Tennessee corporation (the "Company") and COBE LABORATORIES, INC., a Colorado
 -------
corporation (the "Purchaser").
                  ---------

                     W I T N E S S E T H
                     - - - - - - - - - -

         WHEREAS, the Company and the Purchaser have entered
into as of May 11, 1991 a Stock Purchase Agreement (the
"Purchase Agreement"; capitalized terms used and not defined
 ------------------
herein being used herein as defined in the Purchase
Agreement);

         WHEREAS, the Company and the Purchaser entered into on May 24, 1991 an Amendment No. 1 to the Purchase Agreement;
and

         WHEREAS, the Company and the Purchaser have determined that it is in their mutual interests to further amend the Purchase Agreement as hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the Purchaser and the Company agree as follows:

         SECTION 1. Amendments to the Purchase Agreement.
                    ------------------------------------
The Purchase Agreement is, effective as of the date hereof, hereby amended as follows:

         (a)  New defined terms shall be added to Section
    1.01, immediately following the definition of "Affiliate", to read as follows:

              "'Amendment No. 1' means the Amendment No. 1,
                ---------------
         dated May 24, 1991, to this Agreement between the Company and the Purchaser.

              'Amendment No. 2' means the Amendment No. 2,
               ---------------
         dated March 17, 1992, to this Agreement between the Company and the Purchaser."

         (b) The defined term "Purchase Agreement" shall be restated in full to read as follows:

              "'Purchase Agreement' means this Agreement, as amended by Amendment No. 1 and Amendment No. 2."

         (c) Sections 5.08(a) and (b) shall be restated in full to read as follows:

         "(a)  The Company agrees, effective upon the
     Closing Date, to decrease the size of the Board to
     seven directors and to appoint to the Board two
     persons designated by the Purchaser (members of the
     Board designated by the Purchaser pursuant to this
     Section 5.08 are referred to as the "Purchaser's
                                          -----------
     Directors"), one with his original term expiring at
     ---------
     the Company's 1992 annual stockholders' meeting and the other with his original term expiring at the Company's 1993 annual stockholders' meeting.
     Without the prior written consent of the Purchaser, the Company, acting through the Board, shall not increase the size of the Board beyond seven members.

         (b) Effective on the Closing Date and so long
     as the Purchaser owns at least 20% of the issued and
     outstanding Common Stock, the Purchaser shall have
     the right to request that the Company include (x)
     one person designated by the Purchaser as a nominee
     to serve as a member of the "Class Three Directors"
     (as such term is used in the By-Laws; provided that
                                           --------
     for purposes of this Agreement, such term shall be
     further defined to be that class of directors of the
     Board whose term next expires at the 1992 annual
     stockholders' meeting) of the Board and (y) one
     person designated by the Purchaser to serve as a
     member of the "Class One Directors" (as such term is
     used in the By-Laws; provided that for purposes of
                          --------
     this Agreement, such term shall be further defined to be that class of directors of the Board whose term next expires at the 1993 annual stockholders' meeting) of the Board, and such persons shall be nominated by the Company. In the event the Purchaser owns 15% or more but less than 20% of the issued and outstanding Common Stock, the Purchaser shall have the right to request that the Company include one person designated by the Purchaser as a nominee to serve as a member of either the Class
     Three Directors or the Class One Directors of the
     Board, and such person shall be nominated by the Company. If the Board, in the exercise of its fiduciary duties, reasonably shall determine that any person designated by the Purchaser to be a nominee to the Board pursuant to this Section 5.08 is not qualified to serve on the Board and each of the committees specified in subsection (d) of this
     Section 5.08, the Purchaser shall have the opportunity to specify one or more additional designees who shall be so included as a nominee subject to the reasonable determination by the Board, in the exercise of their fiduciary duties, that any such additional designee is not qualified to serve on the Board and each of the committees specified in this Section 5.08. The Board shall recommend to the stockholders of the Company for election the designees of the Purchaser who are nominated by the Company to serve as members of the Board. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Purchaser's Director, the Purchaser shall have the right to select a nominee to fill such vacancy. If the remaining Board members, in the exercise of their fiduciary duties, reasonably shall determine that such nominee is not qualified to serve on the Board and each of the committees specified in subsection (d) of this Section 5.08, the Purchaser shall have the opportunity to select one or more additional nominees. Subject to the qualification set forth in the immediately preceding sentence, the remaining members of the Board shall elect to the Board to fill such vacancy any such nominee of the Purchaser."

     (d) The second sentence of Section 5.10(b) shall be restated in full to read as follows:

     "The Purchaser shall have the option to purchase from the Company additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain 30% of the issued and outstanding shares of Common Stock and 30% of the Total Voting Power."

     SECTION 2.  Counterparts. This Amendment may be
                 ------------
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 3. Governing Law. This Amendment shall be
                -------------
governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

         IN WITNESS WHEREOF, each of the Purchaser and the Company has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                  REN CORPORATION-USA


                                  By: /s/ Jerome S. Tannenbaum
                                     ---------------------------
                                  Name:  Jerome S. Tannenbaum
                                  Title: Chief Executive
                                          Officer


                                  COBE LABORATORIES, INC.



                                  By: /s/ Ronald F. Plusk
                                     ---------------------------
                                  Name:  Ronald F. Plusk
                                  Title: Vice President and
                                          Chief Financial
                                          Officer

                     AMENDMENT NO. 3

                          TO THE

          MAY 11, 1991 STOCK PURCHASE AGREEMENT



         AMENDMENT NO. 3, dated as of October 1, 1992 (this "Amendment"), to the Stock Purchase Agreement, dated as of
 ---------
May 11, 1991, as amended by Amendment No. 1, dated May 24, 1991, and Amendment No. 2, dated March 17, 1992, between REN CORPORATION-USA, a Tennessee corporation (the "Company"), and
                                               -------
COBE LABORATORIES, INC., a Colorado corporation (the
"Purchaser").
 ---------


                     W I T N E S S E T H:
                     - - - - - - - - - -

         WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement, dated as of May 11, 1991 (the "Purchase Agreement"; capitalized terms used and not
      ------------------
defined herein being used herein as defined in the Purchase
Agreement);

         WHEREAS, the Company and the Purchaser have entered into Amendment No. 1, dated as of May 24, 1991 to the Purchase Agreement; and

         WHEREAS, the Company and the Purchaser have entered into Amendment No. 2, dated as of March 17, 1992 to the Purchase Agreement; and

         WHEREAS, the Company and the Purchaser have determined that it is in their mutual interests to further amend the Purchase Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the Purchaser and the Company agree as follows:

         SECTION 1. Amendments to the Purchase Agreement.
                    ------------------------------------
The Purchase Agreement is, effective as of the date hereof, hereby amended as follows:

         (a)  New defined terms shall be added to Section
     1.01, immediately following the definition of "Amendment No. 2", to read as follows:

              "'Amendment No. 3' means the Amendment No. 3,
                ---------------
         dated October 1, 1992, to this Agreement between the Company and the Purchaser."

         (b) The defined term "Purchase Agreement" shall be restated in full to read as follows:

          "'Purchase Agreement' means this Agreement, as
            ------------------
     amended by Amendment No. 1, Amendment No. 2 and
     Amendment No. 3."

     (c) Sections 5.08 shall be restated in full to read as follows:

         "(a)  The Company agrees, effective upon the
     Closing Date (as defined in the Stock Purchase
     Agreement dated as of July 2, 1992 between the
     Company and the Purchaser), to increase the size of
     the Board to nine directors and to appoint as
     directors three persons designated by the Purchaser
     (such three directors, together with the two members
     of the Board previously designated by the Purchaser
     being the 'Purchaser's Directors'), one such
                ---------------------
     additional Purchaser's Director with his term expiring at the Company's 1993 annual stockholders' meeting and the other two additional Purchaser's
     Directors with their term expiring at the Company's
     1994 annual stockholders' meeting. Without the prior written consent of the Purchaser, the Company, acting through the Board, shall not change the size of the Board.

          (b)  Effective on the Closing Date and so long
     as the Purchaser owns a majority of the issued and
     outstanding Common Stock, the Purchaser shall have
     the right to request that the Company include (x)
     two persons designated by the Purchaser as a nominee
     to serve as a member of the 'Class One Directors'
     (as such term is used in the By-Laws; provided that
                                           --------
     for purposes of this Agreement, such term shall be
     further defined to be that class of directors of the
     Board whose term next expires at the 1993 annual
     stockholders' meeting) of the Board, (y) two persons
     designated by the Purchaser to serve as a member of
     the 'Class Two Directors' (as such term is used in
     the By-Laws; provided that for purposes of this
                  --------
     Agreement, such term shall be further defined to be
     that class of directors of the Board whose term next
     expires at the 1994 annual stockholders' meeting) of
     the Board and (z) one person designated by the
     Purchaser to serve as a member of the 'Class Three
     Directors' (as such term is used in the By-Laws;
     provided that for purposes of this Agreement, such
     --------
     term shall be further defined to be that class of directors of the Board whose term next expires at the 1995 annual stockholders' meeting) of the

     Board, and such persons shall be nominated by the Company. If the Board, in the exercise of its fiduciary duties, reasonably shall determine that any person designated by the Purchaser to be a nominee to the Board pursuant to this Section 5.08 is not qualified to serve on the Board and the committees specified in subsection (c) of this
     Section 5.08 for which such person has been designated to serve upon by the Purchaser, the Purchaser shall have the opportunity to specify one or more additional designees who shall be so included as a nominee subject to the reasonable determination by the Board, in the exercise of their fiduciary duties, that any such additional designee is qualified to serve on the Board and such committees. The Board shall recommend to the stockholders of the Company for election the designees of the Purchaser who are nominated by the Company to serve as members of the Board. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Purchaser's Director, the Purchaser shall have the right to select a nominee to fill such vacancy. If the remaining Board members, in the exercise of their fiduciary duties, reasonably shall determine that such nominee is not qualified to serve on the Board and the committees specified in subsection (c) of this Section 5.08 for which such person has been designated to serve upon by the Purchaser, the Purchaser shall have the opportunity to select one or more additional nominees. Subject to the qualification set forth in the immediately preceding sentence, the remaining members of the Board shall elect to the Board to fill such vacancy any such nominee of the Purchaser.

          (c) Effective on the Closing Date and so long as the Purchaser owns a majority of the issued and outstanding Common Stock, the Company agrees to place two of the Purchaser's Directors on each of the Executive, Compensation and Human Resources
     Committees, each of which is to consist of three members and to place two of the Purchaser's
     Directors on the Audit Committee, which is to consist of four members."

     (d) The second sentence of Section 5.10(b) shall be restated in full to read as follows:

     "The Purchaser shall have the option to purchase from the Company additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain 50.1% of the issued and outstanding shares of Common Stock and 50.1% of the Total Voting Power."

     (e) Article VIII is amended by adding a new
Section 8.05 at the end thereof to read as follows:

          "SECTION 8.05.  Disinterested Directors.
                          -----------------------
     Effective on the Closing Date and so long as the Purchaser's Directors constitute a majority of the Board, no amendment of this Agreement by which the Company is to be bound shall be effective unless approved by a majority of the members of the Board who are not Purchaser's Directors."

     SECTION 2.  Counterparts. This Amendment may be
                 ------------
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 3.  Governing Law. This Amendment shall be
                 -------------
governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

     IN WITNESS WHEREOF, each of the purchaser and the Company has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       REN CORPORATION-USA


                                       By /s/
                                         -------------------------
                                         Name:
                                         Title: President



                                       COBE LABORATORIES, INC.


                                       By /s/
                                         -------------------------
                                         Name:
                                         Title: President

                                                              EXHIBIT A
                                                              ---------

                          FORM OF AMENDMENT NO. 3 TO THE
                      MAY 11, 1991 STOCK PURCHASE AGREEMENT

               AMENDMENT NO. 3, dated as of __________, 1992 (this "Amendment"), to the Stock Purchase Agreement, dated as of
 ---------
May 11, 1991, as amended by Amendment No. 1, dated May 24,
1991, and Amendment No. 2, dated March 17, 1992, between REN CORPORATION-USA, a Tennessee corporation (the "Company"), and
                                               -------
COBE LABORATORIES, INC., a Colorado corporation (the
"Purchaser").
 ---------
                           W I T N E S S E T H:
                           -------------------
              WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement, dated as of May 11, 1991
(the "Purchase Agreement"; capitalized terms used and not
      ------------------
defined herein being used herein as defined in the Purchase
Agreement);

              WHEREAS, the Company and the Purchaser have entered into Amendment No. 1, dated as of May 24, 1991 to the Purchase Agreement; and

              WHEREAS, the Company and the Purchaser have entered into Amendment No. 2, dated as of March 17, 1992 to the Purchase Agreement; and

              WHEREAS, the Company and the Purchaser have determined that it is in their mutual interests to further amend the Purchase Agreement as hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the Purchaser and the Company agree as follows:

              SECTION 1. Amendments to the Purchase Agreement.
                         ------------------------------------
The Purchase Agreement is, effective as of the date hereof, hereby amended as follows:

              (a) New defined terms shall be added to Section
     1.01, immediately following the definition of "Amendment No. 2", to read as follows:

                   "'Amendment No. 3' means the Amendment No. 3,
                     ---------------
               dated                  , 1992, to this Agreement between
                     ----------------
              the Company and the Purchaser."

              (b) The defined term "Purchase Agreement" shall be restated in full to read as follows:

              "'Purchase Agreement' means this Agreement, as
              ------------------
     amended by Amendment No. 1, Amendment No. 2 and
     Amendment No. 3."

     (c) Sections 5.08 shall be restated in full to read as follows:

              "(a) The Company agrees, effective upon the
     Closing Date (as defined in the Stock Purchase
     Agreement dated as of July 2, 1992 between the
     Company and the Purchaser), to increase the size of
     the Board to nine directors and to appoint as
     directors three persons designated by the Purchaser
     (such three directors, together with the two members
     of the Board previously designated by the Purchaser
     being the 'Purchaser's Directors'), one such
                ---------------------
     additional Purchaser's Director with his term expiring at the Company's 1993 annual stockholders' meeting and the other two additional Purchaser's
     Directors with their term expiring at the Company's
     1994 annual stockholders' meeting. Without the prior written consent of the Purchaser, the Company, acting through the Board, shall not change the size of the Board.

              (b) Effective on the Closing Date and so long
     as the Purchaser owns a majority of the issued and
     outstanding Common Stock, the Purchaser shall have
     the right to request that the Company include (x)
     two persons designated by the Purchaser as a nominee
     to serve as a member of the `Class One Directors'
     (as such term is used in the By-Laws; provided that
                                           --------
     for purposes of this Agreement, such term shall be
     further defined to be that class of directors of the
     Board whose term next expires at the 1993 annual
     stockholders' meeting) of the Board, (y) two persons
     designated by the Purchaser to serve as a member of
     the 'Class Two Directors' (as such term is used in
     the By-Laws; provided that for purposes of this
                  --------
     Agreement, such term shall be further defined to be
     that class of directors of the Board whose term next
     expires at the 1994 annual stockholders' meeting) of
     the Board and (z) one person designated by the
     Purchaser to serve as a member of the 'Class Three
     Directors' (as such term is used in the By-Laws;
     provided that for purposes of this Agreement, such
     --------
     term shall be further defined to be that class of directors of the Board whose term next expires at the 1995 annual stockholders' meeting) of the

     Board, and such persons shall be nominated by the Company. If the Board, in the exercise of its fiduciary duties, reasonably shall determine that any person designated by the Purchaser to be a nominee to the Board pursuant to this Section 5.08 is not qualified to serve on the Board and the committees specified in subsection (c) of this
     Section 5.08 for which such person has been designated to serve upon by the Purchaser, the Purchaser shall have the opportunity to specify one or more additional designees who shall be so included as a nominee subject to the reasonable determination by the Board, in the exercise of their fiduciary duties, that any such additional designee is qualified to serve on the Board and such committees. The Board shall recommend to the stockholders of the Company for election the designees of the Purchaser who are nominated by the Company to serve as members of the Board. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Purchaser's Director, the Purchaser shall have the right to select a nominee to fill such vacancy. If the remaining Board members, in the exercise of their fiduciary duties, reasonably shall determine that such nominee is not qualified to serve on the Board and the committees specified in subsection (c) of this Section 5.08 for which such person has been designated to serve upon by the Purchaser, the Purchaser shall have the opportunity to select one or more additional nominees. Subject to the qualification set forth in the immediately preceding sentence, the remaining members of the Board shall elect to the Board to fill such vacancy any such nominee of the Purchaser.

              (c) Effective on the Closing Date and so long as the Purchaser owns a majority of the issued and outstanding Common Stock, the Company agrees to place two of the Purchaser's Directors on each of the Executive, Compensation and Human Resources
     Committees, each of which is to consist of three members and to place two of the Purchaser's
     Directors on the Audit Committee, which is to consist of four members."

              (d) The second sentence of Section 5.10(b) shall be restated in full to read as follows:

     "The Purchaser shall have the option to purchase from the Company additional shares of Common Stock to the extent necessary to permit the Purchaser to maintain 50.1% of the issued and outstanding shares of Common Stock and 50.1% of the Total Voting Power."

              (e) Article VIII is amended by adding a new
     Section 8.05 at the end thereof to read as follows:

              "SECTION 8.05. Disinterested Directors.
                             -----------------------
          Effective on the Closing Date and so long as the Purchaser's Directors constitute a majority of the Board, no amendment of this Agreement by which the Company is to be bound shall be effective unless approved by a majority of the members of the Board who are not Purchaser's Directors."

              SECTION 2. Counterparts. This Amendment may be
                         ------------
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

              SECTION 3. Governing Law. This Amendment shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

              IN WITNESS WHEREOF, each of the Purchaser and the Company has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            REN CORPORATION-USA

                                            By
                                               --------------------
                                               Name:
                                               Title:

                                            COBE LABORATORIES, INC.

                                            By
                                               --------------------
                                               Name:
                                               Title:

                                                      EXHIBIT B
                                                      ---------
                         CONTENTS OF OPINIONS OF
                         LATHAM & WATKINS AND/OR
                 WYATT, TARRANT, COMBS, GILBERT & MILOM

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Tennessee and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business in all material respects as presently owned or conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it, or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect.

2. The Company is not in violation of any of the provisions of the Charter of Incorporation or By-Laws, except where such violation would not, individually or in the aggregate, have a Material Adverse Effect.

3. The Company has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations and to consummate the transactions contemplated thereunder. The execution, delivery and performance of the Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Agreement or to consummate the transactions contemplated thereunder.

4. (a) The execution and delivery of the Agreement by the Company do not, and the performance of the Agreement (including, without limitation, the consummation of the transactions contemplated thereunder) will not, (i) conflict with or violate the Charter of Incorporation or By-Laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, or by which its or any of its properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company which would have a Material Adverse Effect, taken as a whole, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation, and which note, bond, mortgage, indenture, contract, agreement, license, permit, insurance policy or other instrument or obligation to which the Company is a party, or by which the Company or its properties are bound or affected.

(b) The execution and delivery of the Agreement by the Company do not, and the performance of the Agreement by the Company (including, without limitation, the consummation of the transactions thereunder) will not require any consent, approval, authorization or permit of, or filing (other than filings, if any, required on Form 8-K with the SEC and the HSR Act) with or notification to, any governmental or regulatory authority, on the part of the Company.

5. Following the consummation of the transactions thereunder, all the Shares subject to issuance pursuant to the Agreement, upon such issuance against payment for such Shares as contemplated by the Agreement shall (i) be duly authorized, validly issued, fully paid and nonassessable,
(ii) not be subject to any Encumbrances and (iii) such Shares shall have accorded to them voting rights.

6. The Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser, and payment for the Shares as contemplated by the Agreement, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by the availability of equitable remedies.

       The following assumptions shall be made:

1. Reliance upon representations and warranties of the Company and upon certificates of certain public officials;

2. Authenticity of all documents submitted to us as copies, genuineness of all signatures, and conformity to the originals of all documents submitted to counsel as copies;

3. Due authorization, execution and delivery of the Agreement by the Purchaser;

4. Compliance by the Company, the Purchaser and any Affiliate of either the Company or the Purchaser with the covenants, representations, warranties and agreements made, and to be performed by them pursuant to the Agreement.

                              AMENDMENT NO. 4
                                  TO THE
                   MAY 11, 1991 STOCK PURCHASE AGREEMENT

               AMENDMENT NO. 4, dated as of April 26, 1994 (this "Amendment"), to the Stock Purchase Agreement dated as of May 11, 1991, as amended by Amendment No. 1 dated May 24, 1991, Amendment No. 2 dated March 17, 1992, and Amendment No. 3 dated as of October 1, 1992 (as so amended, the "Purchase
                                                                 --------
Agreement"; capitalized terms used and not defined herein being used herein
---------
as defined in the Purchase Agreement), between REN CORPORATION-USA, a Tennessee corporation (the "Company"), and COBE LABORATORIES, INC., a Colorado corporation
                  -------
(the "Purchaser").
      ---------
                                   W I T N E S S E T H:
                                   - - - - - - - - - -
               WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement dated as of May 11, 1991; and

               WHEREAS, the Company and the Purchaser have determined that it is in their mutual interests to further amend the Purchase Agreement as hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the Purchaser and the Company agree as follows:

               SECTION 1. Amendments to the Purchase Agreement. The Purchase
                          ------------------------------------
Agreement is, effective as of the date hereof, hereby amended as follows:

                (a) New defined terms shall be added to Section 1.01, immediately following the definition of "Amendment No. 3", to read as follows:

                       "'Amendment No. 4' means the Amendment No. 4, dated as of
                        ----------------
                 April 26 , 1994, to this Agreement between the Company and the Purchaser."

                (b) The defined term "Purchase Agreement" shall be restated in full to read as follows:


                "Purchase Agreement" means this Agreement, as amended by
                 ------------------
Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4."

                (c) Sections 5.08 shall be restated in full to read as follows:

                     "(a)(i) The Company agrees, from and after the date of
                this Amendment No. 4 (the "Effective Date"), that the number of
                                           --------------
                directors on the Board will be that number that is determined from time to time in accordance with the bylaws of the Company; that in each election of directors of the Company, the
Purchaser shall have the right to cause the Company to include as nominees to serve as members of the Board that number of persons designated by the Purchaser so that the number of all such persons so designated by the Purchaser from time to time constitute a majority of the members of the Board (each such nominee after being duly elected and qualified to be a director of the Company and each director serving on the Board on the Effective Date who was so designated by the Purchaser being a "Purchaser's Director"); and that such persons shall be
                   --------------------
nominated by the Company.

       (ii) From and after the date of this Amendment No. 4, Purchaser's Directors shall constitute a majority of the members of each of the Executive and Compensation Committees and one half of the members of the Audit Committee.

       (b)(i) From and after the date of this Amendment No. 4, whenever the number of directors on the Board is increased, the number of Purchaser's Directors will be increased, if necessary, to the smallest number of directors necessary to maintain a majority of Purchaser's Directors on the Board. Each additional Purchaser's Director nominated to the Board will be designated as a member of the class of directors (as such term is used in the bylaws of the Company) which has the fewest Purchaser's Directors prior to such designation. If more than one class of directors is eligible for the designation, the designation will be made to the last class among such classes to stand for election. If more than one Purchasers's Director is nominated to the Board as a result of any increase in the number of Purchaser's Directors, the additional Purchaser's Directors will be designated as a member of a class in sequence applying the procedure set forth in this Section 5.08(b)(i).

       (ii) From and after the date of this Amendment No. 4, whenever the number of directors on the Board is decreased, the number of Purchaser's Directors will be decreased, if necessary, to the smallest number of directors necessary to maintain a majority of Purchaser's Directors on the Board and the number of seats in each class designated to be filled by Purchaser's Directors will be adjusted so that the number of Purchaser's Directors in each class is as nearly equal as is possible.

       (c) If the Board, in the exercise of its fiduciary duties, reasonably shall determine that any person designated by the Purchaser to be a nominee to the Board pursuant to this Section 5.08 is not qualified to serve on the Board or any committee specified in subsection (a)(ii) of this Section 5.08, the Purchaser shall have the opportunity to specify one or more additional designees who shall be so included as a nominee, subject to the reasonable determination by the Board, in the exercise of its fiduciary duties, that any such additional designee is qualified to serve on the Board or such committee. The Board shall recommend to the stockholders of the Company for election the designees of the Purchaser who are nominated by the Company to serve as members of the Board.

        (d) In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Purchaser's Director, the Purchaser shall have the right to select a nominee to fill such vacancy. If the remaining Board members, in the exercise of their fiduciary duties, reasonably shall determine that such nominee is not qualified to serve on the Board and the committees specified in subsection
(a)(ii) of this Section 5.08 for which such person has been designated to serve upon by the Purchaser, the Purchaser shall have the opportunity to select one or more additional nominees. Subject to the qualification set forth in the immediately preceding sentence, the remaining members of the Board shall elect to the Board to fill such vacancy any such nominee of the Purchaser.

               SECTION 2. Counterparts. This Amendment may be executed in one
                          ------------
or more counterparts, and by the different parties hereto in separate counterpart, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, each of the Purchaser and the Company has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                     REN CORPORATION-USA

                                                     By: /s/
                                                       -------------------------
                                                     Name:
                                                     Title: President/CEO

                                                     COBE LABORATORIES, INC.

                                                     By: /s/
                                                       -------------------------
                                                     Name:
                                                     Title: President